As filed with the Securities and Exchange Commission on August 30, 2005

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material under ss.240.14a-12


                          OVATION PRODUCTS CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offset fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.: (3) Filing Party
      (4)   Date Filed:

                              [Ovation Letterhead]

                                                                 August 30, 2005

To Our Stockholders:

      You are cordially invited to attend a special meeting of stockholders of Ovation Products Corporation. The meeting will be held at Ovation's corporate offices located at 395 East Dunstable Road, Nashua, New Hampshire, on Friday, September 30, 2005 at 2:00 p.m., Eastern time.

      At the special meeting, you will be asked to consider and approve an important recapitalization transaction intended to simplify Ovation's capital structure. You also will be asked to approve (1) a three-for-one stock split of the outstanding common stock and (2) certain amendments to Ovation's certificate of incorporation to effect the stock split, reduce the par value of the common stock and the preferred stock and simplify Ovation's capital structure.

      Holders of our preferred stock voting by series will be asked to consider and approve the conversion of their preferred stock into common stock. The recapitalization involves the conversion of the shares of each of our series of preferred stock (Series A, Series B, Series B-1 and Series C) into shares of common stock (the "Common Stock Conversion").

      If a majority of each series of preferred stock voting separately agrees to convert to common stock, the respective conversion ratios will be as follows:

      o Series A Preferred Stock into common stock at a ratio of five shares of preferred stock to seven shares of common stock;

      o Series B Preferred Stock into common stock at a ratio of five shares of preferred stock to six shares of common stock;

      o Series B-1 Preferred Stock into common stock at a ratio of five shares of preferred stock to six shares of common stock; and

      o Series C Preferred Stock into common stock at a ratio of five shares of preferred stock to eight shares of common stock.

      In addition, upon approval of the Common Stock Conversion by the holders of the Series C Preferred Stock, we will offer all holders of the Series C Warrants and holders of the William M. Sherman Enterprises Warrants the opportunity to convert their warrants into common stock on a one-for-one basis. These warrant holders will not have a right to vote the shares underlying their warrants unless the warrant holders have exercised their warrants (prior to the record date for this meeting) for shares of Series C Preferred Stock in the case of the Series C Warrant holders or for common stock in the case of the William
M. Sherman Enterprises Warrants.

      The issuance of these additional shares of common stock will result in substantial dilution to our existing holders of common stock.

      As explained in greater detail below, we are undertaking this recapitalization in order to enhance our ability to access the capital markets to raise additional funds, to pursue strategic alternatives, to enhance overall stockholder value, and to provide the holders of our preferred stock with increased liquidity for their shares.

      Ovation is seeking the approval by the holders of common stock and by the holders of each series of Ovation's four series of preferred stock voting by series for the amendment of Ovation's certificate of incorporation in order to implement the Common Stock Conversion.

      If the amendment to the certificate of incorporation authorizing the conversion of shares of Series A, Series B, Series B-1 and Series C Preferred Stock into common stock is approved, the Common Stock Conversion

(including the issuance of additional shares of common stock) is expected to be completed and become effective as soon as practicable following the special meeting.

      If the recapitalization is completed in its entirety, the four existing series of preferred stock would be eliminated. At June 30, 2005, there were a total of 1,127,118 shares of preferred stock of all four series of preferred stock outstanding. At that date, those shares had an aggregate liquidation preference of $939,121 and a potential right to convert into 1,209,854 shares of common stock before the proposed recapitalization.

      Ovation is proposing the recapitalization because it believes, among other reasons, that:

      o the elimination of the four series of preferred stock will simplify Ovation's capital structure and should create improved opportunities for Ovation to access the capital markets, pursue strategic alternatives and enhance stockholder value; and

      o because Ovation is not using cash to effect the Common Stock Conversion, the recapitalization will permit Ovation to accomplish its objectives while retaining cash for its operations.

      The board of directors reviewed and considered the terms of the recapitalization and unanimously recommended the approval of those terms, including the issuance of additional shares of common stock as a result of the Common Stock Conversion. The board of directors has determined that the recapitalization is both substantively and procedurally fair to Ovation's unaffiliated preferred stockholders of each series and is advisable and in the best interests of Ovation and its stockholders, and recommends that Ovation's stockholders vote to authorize the issuance of additional shares of common stock in connection with the Common Stock Conversion and that each series of preferred stock vote to authorize the Common Stock Conversion.

      The board of directors did not retain the services of a financial advisor to render an opinion as to the fairness of the recapitalization transaction.

      The board of directors unanimously recommends that each holder of preferred stock vote to convert its preferred stock into Common Stock and that you concurrently vote FOR the proposal to approve the issuance of additional shares of Common Stock.

      Ovation is seeking the affirmative vote of the holders of its common stock and holders of its preferred stock to approve amendments to Ovation's certificate of incorporation to:

      o     effect a three-for-one stock split of the common stock;

      o reduce the par value of the common stock from $1.00 to $0.01 per share of common stock and reduce the par value of the preferred stock from $1.00 to $0.01 par value per share of preferred stock in order to reduce franchise taxes payable to the State of Delaware; and

      o eliminate the designation of the four series of preferred stock (if approved by the required vote), increase the authorized number of shares of common stock and preferred stock and provide for undesignated preferred stock.

      The board of directors unanimously recommends that each holder of common stock and each holder of preferred stock vote FOR the proposal to approve amendments to Ovation's certificate of incorporation.

      Information about the special meeting and the business to be considered and voted upon at the special meeting is included in the accompanying notice of special meeting and proxy statement. These materials include a summary of the recapitalization, including the Common Stock Conversion, and additional information about the parties involved and their interests in the recapitalization, including the Common Stock Conversion. These materials also include a summary of the amendments to Ovation's certificate of incorporation. We encourage you to read and consider carefully the information contained in the proxy statement. In addition, you may find supplementary information about our Company from documents we have filed with the Securities and Exchange Commission ("SEC").

      Your vote is important regardless of the number of shares you own. We urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting. Returning a proxy card will not prevent you from attending the special meeting and voting in person, but will ensure that your vote is counted if you are unable to attend the meeting.

      Thank you for your interest and participation.

                                        Sincerely,

                                        /s/    WILLIAM ZEBUHR
                                        ----------------------------------------
                                        William Zebuhr
                                        Chairman of the Board


                                        /s/    William E. Lockwood
                                        ----------------------------------------
                                        William E. Lockwood
                                        Chief Operating Officer and President

      Neither the SEC nor any state securities commission has approved or disapproved of the Common Stock Conversion or the other proposals being submitted to a vote, passed upon the merits or fairness of the Common Stock Conversion or the other proposals, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

                          OVATION PRODUCTS CORPORATION
                             395 East Dunstable Road
                           Nashua, New Hampshire 03062
                                 (603) 891-3224
                           --------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           --------------------------

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Ovation Products Corporation will be held at Ovation's corporate offices located at 395 East Dunstable Road, Nashua, New Hampshire, on Friday, September 30, 2005 at 2:00 p.m., Eastern time, for the following purposes:

      1. To approve by vote of each series of preferred stock voting separately, the conversion of our Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock into common stock (the "Common Stock Conversion").

      2.    To approve a three-for-one stock split of the common stock.

      3. To approve amendments to Ovation's certificate of incorporation in order to (a) effect the stock split; (b) reduce the par value of the common stock and the preferred stock; and (c) eliminate the designation of the four series of preferred stock, increase the authorized shares of common stock and preferred stock and provide for undesignated preferred stock.

      4. To approve adjournments of the special meeting in order to allow Ovation to continue to solicit proxies from holders of common stock or preferred stock who have not cast a vote by proxy with respect to the approval of the proposal, or whose proxies have not been voted in favor of the proposal.

      5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The board of directors is not aware of any other business to come before the special meeting.

      These proposals are more fully described in the proxy statement that accompanies this notice. Please read the proxy statement carefully when determining how to vote on these proposals.

      Ovation is seeking the approval by the holders of each series of Ovation's four series of preferred stock for the Common Stock Conversion. The approval of the conversion of the preferred stock requires the affirmative vote of the holders of a majority of the outstanding shares of each of the four series of preferred stock. This proxy statement is being mailed to holders of common stock, holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock and holders of the Series C Warrants and the William M. Sherman Enterprises Warrants in connection with the special meeting to which this notice relates. These warrant holders will not have a right to vote the shares underlying their warrants unless the warrant holders have exercised their warrants (prior to the record date) for shares of Series C preferred stock in the case of the Series C Warrant holders or for common stock in the case of the William M. Sherman Enterprises Warrants.

      If the proposal to authorize the conversion of the preferred stock is approved at the special meeting and the amendment to Ovation's certificate of incorporation providing for, among other things, the Common Stock Conversion is approved, the Common Stock Conversion is expected to be completed and become effective as soon as practicable following the special meeting.

      The Common Stock Conversion is part of an important recapitalization transaction that is intended to simplify Ovation's capital structure in order to enhance our ability to access the capital markets to raise additional funds, to pursue strategic alternatives and to enhance overall stockholder value.

      The board of directors has fixed the close of business on September 17, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

      After careful consideration as to the fairness of the recapitalization, from a financial point of view, to Ovation's unaffiliated common stockholders and unaffiliated preferred stockholders, including the exchange ratios offered in the Common Stock Conversion, Ovation's board of directors determined that the Common Stock Conversion is substantively and procedurally fair to Ovation's unaffiliated common stockholders and unaffiliated preferred stockholders of each series and is advisable and in the best interests of Ovation and its stockholders, and directed that the proposal to authorize the issuance of additional shares of common stock in conjunction with the Common Stock Conversion be submitted to Ovation's stockholders for their approval. Ovation's board of directors recommends that you vote "FOR" Proposal 1.

      Ovation's board of directors also recommends that you vote "FOR" the other proposals, Proposal 2, Proposal 3 and Proposal 4.

      A proxy card accompanies this notice of special meeting and the proxy statement. Whether or not you expect to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly. If you plan to attend the special meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

      All stockholders are cordially invited to attend the meeting.

                                       By Order of the Board of Directors


                                       /s/    WILLIAM ZEBUHR
                                       ----------------------------------
                                       William Zebuhr
                                       Chairman of the Board


Nashua, New Hampshire
August 30, 2005

                                TABLE OF CONTENTS
                                                                                                       Page
SUMMARY OF THE PROPOSALS.................................................................................1

WHO CAN HELP ANSWER YOUR QUESTIONS?......................................................................6

INFORMATION ABOUT THE MEETING............................................................................7

         Voting at the Meeting...........................................................................7

         Revocation of Proxies...........................................................................7

         Solicitation of Proxies.........................................................................7

         Record Date, Quorum and Required Vote...........................................................7

PROPOSAL 1:  CONVERSION OF PREFERRED STOCK...............................................................9

         Conversion of Preferred Stock...................................................................9

         Basis of the Common Stock Conversion............................................................9

         No Appraisal Rights.............................................................................9

         Dividends on the Common Stock and Preferred Stock..............................................10

         Preemptive Rights and Anti-Dilution Provisions.................................................10

         Vote Required by Holders of the Common Stock...................................................10

         Vote Required by Holders of Each Series of Preferred Stock.....................................10

         Fees and Expenses..............................................................................10

         Conditions to the Common Stock Conversion......................................................11

         Board Recommendation...........................................................................11

         Possible Adjournment of the Meeting............................................................11

PROPOSAL 2:  AUTHORIZATION TO SPLIT THE OUTSTANDING COMMON STOCK ON A THREE-FOR-ONE-BASIS...............12

         Implementation and Effects of the Stock Split..................................................12

         No Effect on Percentage of Ownership...........................................................12

         Appraisal Rights...............................................................................12

         Effect of Split on Options and Other Rights to Acquire Common Stock............................12

         Exchange of Stock Certificates.................................................................13

         Stockholders Should Not Send Their Stock Certificates Until They Receive a Transmittal Form....13

         Certain Federal Income Tax Consequences........................................................13

         Required Vote; Recommendation of the Board of Directors........................................14

PROPOSAL 3:  AUTHORIZATION TO AMEND AND RESTATE THE CERTIFICATE OF INCORPORATION........................15

         Required Vote; Recommendation of the Board of Directors........................................15

DESCRIPTION OF OUR CAPITAL STOCK........................................................................16

         Capital Stock Following Conversion.............................................................16

         Common Stock...................................................................................16

         Current Preferred Stock........................................................................17

         Additional Rights of Holders of Current Preferred Stock........................................18

         Stock Options and Warrants.....................................................................19

FORWARD-LOOKING STATEMENTS..............................................................................20

SUMMARY FINANCIAL INFORMATION...........................................................................20

BACKGROUND OF THE RECAPITALIZATION......................................................................21

         General  ......................................................................................21

         Reasons for the Recapitalization...............................................................21

         Recommendation of the Board of Directors; Fairness of the Recapitalization.....................22

         Interests of Ovation's Directors and Affiliated Parties in the Recapitalization................23

EFFECT OF THE COMMON STOCK CONVERSION ON THE COMMON STOCK...............................................23

EFFECT OF THE COMMON STOCK CONVERSION ON THE PREFERRED STOCK............................................24

CAPITALIZATION..........................................................................................25

MANAGEMENT..............................................................................................26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........................................28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................31

INDEPENDENT ACCOUNTANTS.................................................................................35

STOCKHOLDER PROPOSALS...................................................................................35

INCORPORATION BY REFERENCE..............................................................................35

OTHER BUSINESS..........................................................................................35

APPENDIX A:  THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION...................................A-1

                            SUMMARY OF THE PROPOSALS

      This summary term sheet highlights selected material information from this proxy statement, but may not contain all of the information that is important to you. To better understand the Common Stock Conversion, the issuance of additional shares of common stock pursuant to the Common Stock Conversion and the other proposals, and for a more complete description of the terms, you should carefully read this entire proxy statement and the other documents referred to in this proxy statement.

      When used in this proxy statement, the terms "Company," "Ovation," "we," "our," "ours" and "us" refer to Ovation Products Corporation, unless otherwise specified or the context requires otherwise. The term "unaffiliated," when used in the phrase "unaffiliated holders of Common Stock" or "unaffiliated holders of Preferred Stock" means stockholders who are not directors or officers of Ovation, and who are not persons or entities affiliated with any director or officer of Ovation.

What Is Ovation Products Corporation Seeking to Accomplish?

      Ovation is seeking to simplify its capital structure. We seek to accomplish the proposed recapitalization through two steps:

      1. An offer to preferred stockholders to exchange their shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock for common stock through the conversion of all such shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock into shares of common stock (the "Common Stock Conversion"); and

      2. Upon approval of the Common Stock Conversion by the Series C Preferred stockholders, an offer to all holders of Series C Warrants and William M. Sherman Enterprises Warrants to exchange their warrants for common stock on a one-for-one basis.

      The issuance of additional shares of common stock pursuant to the Common Stock Conversion is described in detail in this proxy statement.

      Proposals 2 and 3 seek your approval for a three-for-one stock split of the common stock and for amendments to Ovation's certificate of incorporation in order to effect the stock split, reduce the par value of the common stock and the preferred stock, eliminate the designation of the four series of preferred stock, increase the authorized shares of common stock and preferred stock and provide for undesignated preferred stock.

What Are the Benefits of the Recapitalization to the Common Stockholders?

      o The elimination of the four series of preferred stock outstanding will simplify Ovation's capital structure and should create improved opportunities for Ovation to access the capital markets, and to engage in strategic transactions.

      o Because we are not using cash to effect the Common Stock Conversion, the recapitalization will permit us to accomplish our objectives while retaining cash for strategic initiative purposes.

      See "Background of the Recapitalization--Reasons for the Recapitalization."

What Transactions Are Involved in the Common Stock Conversion?

      Upon majority vote approval from each series of preferred stock, the Common Stock Conversion will convert each series of preferred stock, in accordance with the respective conversion ratios for each Series, into shares of common stock. If the amendments to our certificate of incorporation are approved by the holders of a majority of the outstanding shares of common stock and preferred stock voting together and the other conditions to the recapitalization are satisfied or waived, the outstanding shares of each respective series of preferred stock will automatically be converted into shares of our common stock.

      The Common Stock Conversion also involves the possibility of additional shares of common stock being issued with respect to the conversion of Series C Warrants and William M. Sherman Enterprises Warrants into shares of common stock on a one-for-one basis.

      At the time of conversion of the Series A Preferred Stock into shares of common stock, Ovation will calculate and issue the number of additional shares of common stock to which the holders of the Series A Preferred Stock are entitled as a result of the application of the anti-dilution protection applicable to the Series A Preferred Stock in connection with issuances of capital stock by Ovation at a purchase price below the $11.25 per share price paid by the holders of the Series A Preferred Stock.

Is Ovation Products Corporation Willing To Complete Only Part of the Recapitalization?

      Yes. The issuance of additional shares of common stock in conjunction with the conversion of the preferred stock involved in the Common Stock Conversion depends upon the majority voting approval of each series of preferred stock. Regardless of whether the conversion of the preferred stock is approved by the preferred stockholders of a particular series of preferred stock, the preferred stockholders of the remaining series of preferred stock may vote for the conversion of their respective series of preferred stock into common stock. Therefore, the complete recapitalization depends upon the conversion of each series of preferred stock while Ovation may determine to complete only part of the recapitalization as decided by vote of a majority of each series of preferred stock. It is possible that certain series may vote in favor of conversion, while other series will not vote in favor of conversion; we will convert into common stock those series of preferred stock where a favorable vote has been obtained, even if all series have not elected to convert.

Will My Ownership of Ovation Products Corporation be Diluted by the Issuance of Additional Shares of Common Stock in the Recapitalization?

      Yes. Since the respective conversion ratios for each series of preferred stock involve the issuance of more shares of common stock, the recapitalization will result in dilution. The dilution for a particular stockholder will vary depending on that stockholder's relative ownership of different classes of stock, and some stockholders (for example, a holder of just Series C Preferred) will see an increase in their percentage ownership.

What Process Did the Board Use in Deciding to Pursue the Recapitalization?

      The decision to pursue the recapitalization was the result of deliberations by the board of directors. The board of directors held numerous meetings and considered a variety of alternatives, and unanimously approved the proposed recapitalization. See "Background of the Recapitalization--Reasons for the Recapitalization" and "-- Recommendation of the Board of Directors; Fairness of the Recapitalization."

Has the Board of Directors Recommended That I Vote "FOR" the conversion of the Preferred Stock into Common Stock?

      Yes. The board of directors has unanimously approved the Common Stock Conversion, including the issuance of additional shares of common stock, and recommends to the stockholders the approval of the proposal to authorize the issuance of additional shares of common stock pursuant to the Common Stock Conversion and the conversion of the preferred stock into common stock. See "Background of the Recapitalization--Reasons for the Recapitalization."

Does the Board Believe that the Recapitalization is Fair to Existing
Stockholders?

      Yes. Although the board of directors did not obtain an appraisal or fairness opinion from a separate financial advisor, the board believes that the Common Stock Conversion is both substantively and procedurally fair to the existing holders of common stock and preferred stock, including the unaffiliated stockholders of each class or series. The reasons for the board's determination include:

      o the holders of common stock may benefit from the recapitalization notwithstanding the issuance of additional shares of common stock in the Common Stock Conversion because the recapitalization may increase our liquidation value per common share; and

      o the fact that the Common Stock Conversion will not take place unless the issuance of additional shares of common stock is approved by the holders of a majority of the stockholders (both common stock and preferred stock) present at a meeting of the stockholders of Ovation, and the fact that because the members of the board of directors and the executive officers of Ovation hold approximately 41% of the outstanding shares of the common stock at June 30, 2005, this approval requirement will require substantial support by the unaffiliated holders of common stock.

      See "Background of the Recapitalization--Reasons for the Recapitalization."

Did the Board of Directors Consider Alternatives to the Common Stock Conversion?

      Yes. The board of directors considered several alternatives to the Common Stock Conversion:

      o Liquidation. Wolf & Company, P.C., our independent registered public accounting firm, has included a going concern qualification in its audit report on our financial statements for the year ended December 31, 2004. Since inception, we have dedicated our efforts to research and development activities. We have not generated any revenues from our operations. To date, we have not commercialized any products and have produced only prototype versions for testing purposes. At June 30, 2005, we had a working capital deficit of approximately $1.1 million and a stockholders' deficit of $760,239. We have had to scale back our operations because we have been unable to raise additional capital on a timely basis. If we are unable to raise sufficient additional capital to continue our efforts we may be required to reduce further the scope of our operations or cease our operations entirely. Currently, our capital structure is quite complex. The holders of our preferred stock have certain preemptive and other rights, which make the process of raising additional capital more challenging for Ovation. We have considered the possibility of liquidating; however, it is unlikely that we would be able to realize the full value of our assets, comprised principally of intellectual property rights and technology know-how, in a liquidation scenario. Moreover, the substantial majority of our assets are secured. Given that we are unlikely to conduct a successful liquidation and our stockholders are unlikely to receive any distributions in respect of a liquidation, the board of directors believes that the recapitalization offers existing stockholders the possibility to benefit from our future success.

      o Strategic alternatives. We also have considered the pursuit of strategic alternatives that would allow us to expand our business. We have engaged a number of third party financial intermediaries to assist us with financing and other strategic alternatives. However, we have been advised that the overall complexity of our capital structure is an impediment to the successful pursuit of additional capital raising and to the pursuit of strategic alternatives. Advanced discussions with venture capital firms also indicated that it would be necessary to simplify our capital structure.

      o No recapitalization. We also have considered the effect of electing not to restructure our preferred stock. We believe that this alternative does not solve our long-term need to simplify our capital structure.

      See "Background of the Recapitalization--Reasons for the Recapitalization."

Will the Recapitalization Result in a Change of Control of Ovation Products Corporation?

      No.

Does the Recapitalization Involve any Conflicts of Interest?

      Yes. In considering the recommendations of the board of directors, you should be aware that three of Ovation's eight directors are beneficial owners of preferred stock and may have interests that conflict with your interests as a holder of common stock.

      Because these directors own preferred stock, their interests in establishing terms that provide for the receipt of additional shares of common stock are different from the interests of the holders of common stock, and it is possible that their recommendations with respect to the Common Stock Conversion may have been influenced by economic interests not shared by the holders of common stock.

      See "Background of the Recapitalization--Reasons for the Recapitalization."

Did the Board Retain a Financial Advisor?

      No. The board of directors determined that it was unnecessary to hire an outside financial advisor to evaluate the Common Stock Conversion. As described above, the board of directors determined that the Common Stock Conversion was substantively fair to the holders of each series of preferred stock, to the holders of Ovation's common stock, to the unaffiliated holders of each series of preferred stock and to Ovation as a whole.

      The board of directors also concluded that the Common Stock Conversion (including the issuance of additional shares of common stock) is procedurally fair to the unaffiliated holders of common stock and of each series of preferred stock. The board of directors took into account the fact that because of the majority voting requirement, the terms of the Common Stock Conversion would be required to be approved by a majority of holders of each series of preferred stock, as well as the fact that the issuance of additional shares of common stock in conjunction with the Common Stock Conversion would be subject to approval by the holders of a majority of our common stock and preferred stock present and voting at the special meeting of stockholders.

      See "Background of the Recapitalization--Reasons for the Recapitalization."

When is the Recapitalization Expected to Be Completed?

      Subject to the necessary stockholder approvals and satisfaction or waiver of our closing conditions, we expect the recapitalization (including the issuance of additional shares of common stock pursuant to the Common Stock Conversion) to be completed on the day of the meeting of the stockholders, or shortly after that date.

What are the Benefits of the Stock Split?

      The stock split will increase the number of shares of Ovation's common stock. The board of directors believes that having a larger number of shares of common stock will be helpful to establish a liquid market once Ovation's common stock is approved for listing on a securities exchange. However, there necessarily can be no assurance of this. The proposed stock split will not change the stockholders' equity, nor would the split affect the relative rights of any stockholder or result on its own (without considering the impact of the Common Stock Conversion) in a dilution or diminution of any stockholder's proportionate interest in Ovation.

      The board of directors has unanimously approved the proposed three-for-one stock split of the common stock, and recommends to the stockholders the approval of the proposal to authorize the three-for-one stock split.

What are the Benefits of the Proposed Amendments to the Certificate of Incorporation?

      The proposed amendments to the certificate of incorporation will (a) effect the stock split, (b) reduce the par value of the common stock and the par value of the preferred stock, and (c) eliminate the designation of the four series of preferred stock, increase the authorized shares of common stock and preferred stock and provide for undesignated preferred stock.

      Ovation would like to reduce the par value of the common stock from $1.00 per share to $0.01 per share and to reduce the par value of the preferred stock from $1.00 per share to $0.01 per share in order to reduce the amount of franchise tax payable to the State of Delaware. The change in the par value of the common stock and the preferred stock will not in any way affect the rights of the holders of the common stock or the preferred stock.

      If the holders of a majority of each series of preferred stock approve the conversion of that series of preferred stock into common stock, the proposed amendments to the certificate of incorporate would eliminate the designation of the four existing series of preferred stock. This would simplify Ovation's capital structure. The proposed amendments also would increase the number of authorized shares of common stock and preferred stock in order to accommodate all of the proposed changes, as well as to provide flexibility for future capital raising or strategic transaction. The amendments would provide for blank check, or undesignated, preferred stock.

      The board of directors has unanimously approved the proposed amendments to the certificate of incorporation and recommends to the stockholders the approval of the proposal to amend and restate Ovation's certificate of incorporation.

What are the Conditions to Completing the Recapitalization?

      The completion of the recapitalization is subject to the following conditions:

      o approval of the amendments to our certificate of incorporation by the holders of a majority of the outstanding shares of our capital stock (common stock and preferred stock); and

      o approval of the conversion of each series of preferred stock by the holders of a majority of each series of preferred stock present at the special meeting.

      The recapitalization is also subject to certain general conditions, including the absence of court or other governmental actions prohibiting the Common Stock Conversion, general market conditions and the condition of our business. See "Proposal 1: Conversion of Preferred Stock--Conditions to the Common Stock Conversion." We are not aware of any factors that would cause the failure of any of the closing conditions.

      See "Proposal 1: Conversion of Preferred Stock--Vote Required" and "--Conditions to the Common Stock Conversion."

When and Where is the Meeting?

      The meeting of stockholders will take place on September 30, 2005, at 2:00 p.m., Eastern Time, at Ovation's corporate offices located at 395 East Dunstable Road, Nashua, New Hampshire. See "Information About the Meeting."

What Will be Voted on at the Meeting?

      At the special meeting:

      o the preferred stockholders will vote separately by series to approve the conversion of each series of preferred stock.

      o the holders of common stock and the holders of preferred stock will vote to approve a three-for-one stock split of the common stock.

      o the holders of common stock and the holders of preferred stock will vote to approve amendments to Ovation's certificate of incorporation to effect the stock split, reduce the par value of the common stock and the par value of the preferred stock, eliminate the designation of the four series of preferred stock, increase the authorized number of shares of common stock and preferred stock and provide for undesignated preferred stock.

      o if necessary, the stockholders may be asked to consider adjourning the meeting in order for Ovation to continue to solicit proxies from stockholders who have not yet voted or who have not voted in favor of the proposal to authorize the issuance of additional shares of common stock and the conversion of the preferred stock.

      o the stockholders will transact other business that may come before the meeting.

      See "Information About the Meeting--Voting at the Meeting."

Who is Entitled to Vote?

      Only stockholders of record at the close of business on September 17, 2005 which is the "Record Date," are entitled to notice of, and to vote at, the special meeting.

What Stockholder Vote is Required to Approve the Proposals?

      Proposal 1 to approve the conversion of the preferred stock must be approved by a majority of the holders of each series of our preferred stock voting separately by series. We do not have advance assurances of approval from the holders of the common stock or from the holders of any series of preferred stock. We have discussed the recapitalization, including the Common Stock Conversion, with the holders of a majority of each series of preferred stock and, as a result of these discussions, we believe that a majority of each series of preferred stock will vote in favor of the conversion. However, our preliminary discussions cannot be considered conclusive or final and, therefore, stockholders may change their mind and vote accordingly based on the entirety of the information contained within this document.

      Proposals 2, 3 and 4 must be approved by the holders of a majority of the shares of common stock and preferred stock voting together.

      See "Information About the Meeting--Record Date, Quorum and Required
Vote."

What Do I Need To Do Now?

      First, read this proxy statement carefully. Then, you should complete, sign and mail your proxy card in the enclosed return envelope as soon as possible. See "Information About the Meeting--Voting at the Meeting."

May I Change My Vote After I Have Mailed In My Signed Proxy Card Or Otherwise Voted?

      Yes. To change your vote you can:

      o send in a later-dated, signed proxy card or a written revocation before the meeting, or

      o attend the meeting and give oral notice of your intention to vote in person.

      You should be aware that simply attending the meeting will not in and of itself constitute a revocation of your proxy. See "Information About the Meeting--Revocation of Proxies."

                       WHO CAN HELP ANSWER YOUR QUESTIONS?

      If you have any questions concerning the proposals or if you would like additional copies of the proxy statement, please call us at (603) 891-3224. The summary information provided above in "question and answer" format is for your convenience only and is merely a brief description of material information contained in this proxy statement. You should carefully read this proxy statement in its entirety, including the proposed Amended and Restated Certificate of Incorporation of Ovation in Appendix A.

                                PROXY STATEMENT

                          INFORMATION ABOUT THE MEETING

      This proxy statement is being furnished to all holders of common stock and preferred stock of Ovation Products Corporation in connection with the solicitation by its board of directors of proxies to be used at the special meeting of stockholders to be held on September 30, 2005 at 2:00 p.m., Eastern time, at Ovation's corporate offices, located at 395 East Dunstable Road, Nashua, New Hampshire, and at any adjournments thereof. This proxy statement is first being mailed to stockholders on or about August 31, 2005.

Voting at the Meeting

      Regardless of the number of shares of common stock or preferred stock owned, it is important that stockholders be represented by proxy or present in person at the special meeting. A proxy card is enclosed. Stockholders are requested to vote by completing the proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the board of directors of Ovation will be voted in accordance with directions given in the proxy card. Ovation is seeking the approval of a majority of the holders of each series of preferred stock for the conversion of the preferred stock into shares of common stock. Where no instructions are indicated, proxies will be voted FOR the proposal and FOR adjournment, if applicable. Ovation is seeking the approval of a majority of the holders of common stock and preferred stock for a three-for-one stock split of the common stock and for amendments to Ovation's certificate of incorporation to effect the stock split, reduce the par value of the common stock and preferred stock, eliminate the designation of the four series of preferred stock, increase the authorized shares of common stock and preferred stock and provide for undesignated preferred stock.

      The board of directors knows of no additional matters that will be presented for consideration at the special meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the special meeting or any adjournments thereof.

Revocation of Proxies

      A proxy may be revoked at any time prior to its exercise by filing written notice of revocation with the Secretary of Ovation, by delivering to Ovation a duly executed proxy bearing a later date, or by attending the special meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote personally at the meeting.

Solicitation of Proxies

      The cost of solicitation of proxies in the form enclosed will be borne by Ovation. Proxies also may be solicited personally or by telephone, or by directors, officers, and regular employees of Ovation, without additional cost to us. We have not engaged a proxy solicitor. We also will request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Record Date, Quorum and Required Vote

      The securities that may be voted at the special meeting consist of shares of common stock, with each share entitling its owner to one vote on all matters to be voted on at the meeting, and shares of preferred stock, with each share entitling its owner to one vote on all matters to be voted on at the meeting; however, each series of preferred stock also will vote separately by series for the conversion into common stock of that series.

      The close of business on September 17, 2005 has been established by the board of directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments thereof. As of the date hereof, there were 794,301 shares of common stock outstanding.

      The presence, in person or by proxy, of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting. The affirmative vote of the holders of a majority of the shares of common stock and preferred stock voted on each action at the meeting will be required to take any action at the special meeting, including the approval of any adjournment. We will treat shares of common stock represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum at the special meeting and for the purpose of determining the outcome of any question submitted to the stockholders for a vote.

      For a discussion of the circumstances under which we might seek to adjourn the special meeting in order to solicit additional proxies in favor of the proposal to authorize the conversion of the preferred stock, see "Proposal 1:
Conversion of Preferred Stock--Possible Adjournment of the Meeting."

                                   PROPOSAL 1:
                          CONVERSION OF PREFERRED STOCK

Conversion of Preferred Stock

      Ovation seeks to restructure its capital structure by converting the shares of each of our series of preferred stock into shares of common stock and amending its certificate of incorporation. The amendment provides for the conversion into common stock of all of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock into shares of common stock (the "Common Stock Conversion").

      Assuming that all of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock are exchanged for common stock on the date of this proxy statement, the preferred stockholders will receive, in exchange for their currently outstanding 1,127,118 shares of preferred stock, an aggregate of approximately 1,601,348 shares of common stock.

      As of June 30, 2005, the directors of Ovation beneficially owned approximately 100% of the outstanding shares of Series A Preferred Stock (all of the shares of Series A Preferred Stock are owned by S.J. Electro Systems, Inc.), 15% of the outstanding shares of Series B Preferred Stock, 0% of the outstanding Series B-1 Preferred Stock and 1% of the outstanding shares of Series C Preferred Stock. The number of shares of common stock that will be issued to the directors and their affiliates in the Common Stock Conversion will depend on the number of shares of each series of preferred stock exchanged for conversion.

Basis of the Common Stock Conversion

      The conversion ratio for the Common Stock Conversion is: (a) 1.4 shares of common stock for each outstanding share of Series A Preferred Stock, (b) 1.2 shares of common stock for each outstanding share of Series B Preferred Stock,
(c) 1.2 shares of common stock for each outstanding share of Series B-1 Preferred Stock, and (d) 1.6 shares of common stock for each outstanding share of Series C Preferred Stock.

      Based on these conversion ratios, a holder of 100 shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock or the Series C Preferred Stock would receive the following upon the conversion of his preferred shares:

                                    Number of Shares of
                                  Common Stock into which    Number of Shares of
                                     Preferred Stock is      Common Stock to be
    Original Shares Held           Currently Convertible      Issued At Meeting
------------------------------    -----------------------    -------------------
100 shares of Series
A Preferred Stock                           100                      140

100 shares of Series
B Preferred Stock                           100                      120

100 shares of Series
B-1 Preferred Stock                         100                      120

100 shares of Series
C Preferred Stock                           100                      160


No Appraisal Rights

      No appraisal or dissenters' rights are available to Ovation's stockholders with respect to the Common Stock Conversion and Ovation will not independently provide stockholders with any such rights.

Dividends on the Common Stock and Preferred Stock

      We have never declared or paid dividends on our shares of common stock or our shares of preferred stock.

      The holders of common stock are entitled to receive distributions if, as and when, authorized and declared by Ovation's board of directors out of assets legally available for the payment of distributions. Shares of common stock have equal distribution rights.

      Holders of the preferred stock are entitled to 6% per annum cumulative dividends, from funds legally available therefor, payable when declared by our board of directors or upon a liquidation of our Company. Unless full dividends on the issued and outstanding Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock have been paid for all past dividend periods, no dividends may generally be paid on the common stock.

Preemptive Rights and Anti-Dilution Provisions

      Under certain circumstances, the holders of preferred stock may currently have preemptive rights to acquire common stock. The holders of common stock do not have any preemptive rights. Accordingly, once holders of preferred stock convert their shares, they will no longer have any preemptive rights.

      Currently, holders of preferred stock have anti-dilution protection. If we sell shares of capital stock at a per share price lower than the per share conversion price applicable to a class of our preferred stock (1) the holders of the Series A, Series B and Series B-1 Preferred Stock are entitled to a weighted average anti-dilution protection adjustment and (2) the holders of our Series C Preferred Stock are entitled to an adjustment of the conversion price of the Series C Preferred Stock held by them to the price at which such sale occurs.

Vote Required by Holders of the Common Stock

      If the proposal is approved by the holders of a majority of the shares of common stock and a majority of the shares of preferred stock voted at the meeting, if a quorum is present, and all other closing conditions are satisfied, including receipt of the necessary approval from each series of preferred stock for the conversion of that series, the Common Stock Conversion will be consummated and the shares of each series of preferred stock outstanding following the stockholders meeting will automatically be converted into shares of our common stock. Each share of common stock outstanding on the record date for the special meeting is entitled to one vote.

Vote Required by Holders of Each Series of Preferred Stock

      The holders of our preferred stock are entitled to vote with the holders of our common stock on an as-converted basis, assuming a one-for-one conversion, on all matters brought to a vote of common stockholders. Accordingly, we will require that a majority of the holders of our common stock and the preferred stock voting together approve the amendment to our certificate of incorporation in conjunction with the Common Stock Conversion. In addition, the majority of the outstanding shares of each series of our preferred stock are entitled to vote separately as a series in connection with any action that may adversely affect such series. Consequently, we will require that a majority of the outstanding shares of each series of preferred stock, voting separately by series, votes in favor of a conversion of such series into common stock.

Fees and Expenses

      The estimated fees and expenses payable by Ovation in connection with the Common Stock Conversion and the other proposals are set forth in the table below:

        Legal, Accounting And Other Professional Fees........    $10,000
        Printing And Mailing Costs...........................      5,000
        Miscellaneous........................................      1,000
                                                                 -------
        Total................................................    $16,000

      Ovation will be responsible for all fees and expenses incurred by it in connection with the special meeting.

Conditions to the Common Stock Conversion

      We will not complete the Common Stock Conversion unless the following conditions are satisfied:

      o The conversion of each series of preferred stock is approved by a majority of the holders of the applicable series of preferred stock.

      o The amendments to Ovation's certificate of incorporations are approved by a majority of the holders of the common stock and preferred stock voting together present at a meeting of the holders of the common stock and preferred stock at which a quorum is present.

Board Recommendation

      After careful consideration, Ovation's board of directors determined that the conversion to common stock of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock is advisable and in the best interests of Ovation and its stockholders, and is fair to all of its stockholders, including its unaffiliated stockholders of each series or class, and directed that the proposal to authorize the conversion and the issuance of additional shares of common stock be submitted to Ovation's stockholders for their approval. Ovation's board of directors recommends that you vote "FOR" the proposal.

Possible Adjournment of the Meeting

      In addition to being asked to vote on whether to authorize the issuance of additional shares of common stock pursuant to the Common Stock Conversion and, in the case of each series of preferred stockholders, on whether to authorize the conversion of that series of preferred stock into common stock, the stockholders also are being asked to grant a proxy giving the proxy holders the authority to vote their shares in favor of an adjournment of the special meeting. Although we have attempted to allow sufficient time for stockholders to submit their proxies to Ovation, we are concerned that an adjournment of the meeting might be necessary in order to give us the opportunity to solicit additional proxies in favor of the proposal. We do not know whether an adjournment will be necessary, and will not seek an adjournment if a sufficient number of proxies in favor of the proposal have been received on or prior to the date of the special meeting. Ovation's board of directors recommends that you vote "FOR" Proposal 4.

                                   PROPOSAL 2:
  AUTHORIZATION TO SPLIT THE OUTSTANDING COMMON STOCK ON A THREE-FOR-ONE-BASIS

      The board of directors believes that it is necessary to split our outstanding common stock on a three-for-one basis. The board believes that this will be helpful in providing more liquidity once Ovation's common stock is approved for listing on a securities exchange. Ovation's common stock currently is not traded on any securities exchange. The board of directors intends to implement the stock split immediately upon approval by the stockholders. However, if the Common Stock Conversion is approved, the stock split will be implemented following the Common Stock Conversion.

Implementation and Effects of the Stock Split

      Once the authorized number of shares of common stock is increased, in order to implement the proposed three-for-one stock split, we will file an Amended and Restated Certificate of Incorporation in the form set forth as Appendix A to this Proxy Statement with the Delaware Secretary of State.

      The Amended and Restated Certificate of Incorporation would specify that, on its filing, each share of common stock outstanding would automatically be converted into three shares of common stock.

No Effect on Percentage of Ownership

      The completion of a three-for-one stock split would not affect any stockholder's proportionate equity interest in Ovation. By way of example, a stockholder who owns a number of shares that prior to the stock split represented one percent of the outstanding shares of Ovation would continue to own one percent of its outstanding shares after the stock split, although thereafter, the number of shares held would be increased.

      The stock split will not affect the number of shares of common stock that the board of directors is authorized to issue by the certificate of incorporation, which would remain unchanged at 8,000,000 shares. Assuming there are 2,413,385 shares of common stock outstanding following the conversion of the preferred stock, or immediately prior to the time the stock split was to take place, post-split there would be 7,240,155 shares issued and outstanding, and Ovation would be authorized to issue as many as 759,845 additional shares, including shares issuable to warrant and option holders. However, the stock split will have the effect of decreasing the number of shares available for future issuance because of the increase in the number of shares that will be outstanding after giving effect to the stock split. As part of Proposal 3, Ovation is seeking approval for an amendment to the certificate of incorporate, which would, among other things, increase the number of authorized shares of common stock.

Appraisal Rights

      No appraisal rights are available under the Delaware General Corporation Law or under our amended and restated certificate of incorporation or bylaws to any stockholder who dissents from the proposal to approve the amendment to effect the stock split.

Effect of Split on Options and Other Rights to Acquire Common Stock

      The number of shares subject to outstanding options and other rights to purchase shares of the common stock would also automatically be increased at the three-for-one ratio. Correspondingly, the per share exercise price of those options will be decreased by a factor of 33% in direct proportion to the stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options or other purchase rights will remain unchanged. For example, if the three-for-one stock split is implemented and an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share, on the effectiveness of the stock split, the number of shares subject to that option would be increased to 3,000 shares and the exercise price would be proportionately decreased to $0.33 per share.

Exchange of Stock Certificates

      The split of, and increase in, the number of the Company's outstanding shares as a result of the stock split will occur automatically on the date that the amendment is filed with the Delaware Secretary of State (the "Effective Date"), without any action on the part of the Company's stockholders and without regard to the date that stock certificates representing the shares prior to the stock split are physically surrendered for new stock certificates.

      As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of the common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of the common stock such stockholder is entitled to receive as a result of the stock split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of the common stock prior to the stock split in accordance with the applicable instructions. Each holder who surrenders certificates would receive new certificates representing the number of shares of the common stock that he, she or it holds as a result of the stock split.

Stockholders Should Not Send Their Stock Certificates Until They Receive a Transmittal Form

      After the Effective Date, each certificate representing shares of the common stock outstanding prior to the Effective Date (an "Old Certificate") would, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of the common stock into which the shares of the common stock evidenced by such certificate have been converted by the stock split. However, the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by Ovation after the Effective Date until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest.

Certain Federal Income Tax Consequences

      The following discussion describes certain federal income tax considerations relating to the stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended, final, temporary and proposed regulations promulgated thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date of this Proxy Statement. Any of these authorities could be repealed, overruled, or modified at any time and could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All stockholders should consult with their own tax advisors.

      This discussion does not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

      STOCKHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

      Tax Consequences to the Company. The Company should not recognize any gain or loss as a result of the stock split.

      Tax Consequences to Stockholders Generally. A stockholder who receives the common stock should not recognize any gain or loss as a result of the stock split. The aggregate tax basis of the shares of the common stock held by a stockholder following the stock split will equal the stockholder's aggregate tax basis in the shares of common stock held by the stockholder immediately prior to the stock split and generally will be allocated among the shares of the common stock held following the stock split on a pro rata basis.

Required Vote; Recommendation of the Board of Directors

      Authorization for an amendment to our certificate of incorporation to implement a three-for-one stock split in the Company's common stock requires the affirmative vote of a majority of the outstanding shares entitled to vote.

      The board of directors unanimously recommends a vote "FOR" this Proposal
2.

PROPOSAL 3: AUTHORIZATION TO AMEND AND RESTATE THE CERTIFICATE OF INCORPORATION

      Ovation is seeking the affirmative vote of the holders of its common stock and holders of its preferred stock to approve amendments to Ovation's certificate of incorporation to:

      o     effect the three-for-one stock split;

      o reduce the par value of the common stock from $1.00 to $0.01 per share of common stock and reduce the par value of the preferred stock from $1.00 to $0.01 par value per share of the preferred stock;

      o eliminate the designation of the four series of preferred stock (if approved by the required vote of each series of preferred stock);

      o increase the authorized number of shares of common stock to 40,000,000 shares;

      o increase the authorized number of shares of preferred stock to 10,000,000 shares; and

      o     provide for undesignated shares of preferred stock.

Required Vote; Recommendation of the Board of Directors

      Authorization for an amendment to the certificate of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote.

      In an effort to reduce expenditures for annual franchise taxes payable to the State of Delaware, the board of directors unanimously approved the reduction of the par value of the common stock and the preferred stock. The reduction in the par value of the common stock and the preferred stock will not affect the rights of the holders of such securities.

      If the holders of a majority of each series of preferred stock vote to approve the conversion of their shares of preferred stock to common stock, Ovation will amend the certificate of incorporation to eliminate all authorized shares of previously designated preferred stock. Ovation also will amend the certificate of incorporation to include 10,000,000 shares of preferred stock, which will remain undesignated. The amendment to the certificate of incorporation will increase the authorized number of shares of common stock to 40,000,000 shares.

      In order to effect all of the proposed amendments to the certificate of incorporation, if approved, Ovation will file with the Delaware Secretary of State an amended and restated certificate of incorporation substantially in the form included as Appendix A to this proxy statement. You should review carefully the proposed amended and restated certificate of incorporation, which is included as Appendix A to this proxy statement.

      The board of directors unanimously approved these changes to Ovation's certificate of incorporation and recommends that you vote "FOR" this Proposal 3.

                        DESCRIPTION OF OUR CAPITAL STOCK

      As of the date of this proxy statement, we have 8,000,000 authorized shares of common stock, $1.00 par value per share, and 2,000,000 authorized shares of preferred stock, $1.00 par value per share. Of the 2,000,000 authorized shares of preferred stock, we have 200,000 authorized shares of Series A Preferred Stock, 300,000 authorized shares of Series B Preferred Stock, 300,000 authorized shares of Series B-1 Preferred Stock and 775,000 authorized shares of Series C Preferred Stock.

      As of the date of this proxy statement, there are 794,301 shares of common stock, 160,000 shares of Series A Preferred Stock, 294,102 shares of Series B Preferred Stock, 131,000 Series B-1 Preferred Stock and 542,016 Series C Preferred Stock outstanding, as well as outstanding warrants and options to purchase additional shares of capital stock as discussed below.

      The following description of capital stock of the Company is qualified in its entirety by reference to the Company's Second Amended and Restated Certificate of Incorporation, which has been filed with the SEC.

Capital Stock Following Conversion

      If the holders of common stock and preferred stock approve the amendments to the certificate of incorporation and the holders of a majority of each series of preferred stock approve the conversion of that series of preferred stock to common stock, we will adopt an amended and restated certificate of incorporation substantially in the form that is included as an appendix to this proxy statement.

      If all of the series of preferred stock do not approve the conversion into common stock, we may choose to effect a partial recapitalization and convert only those series of preferred stock for which approval was received.

      Assuming that all of the series of preferred stock vote to convert into common stock, our amended and restated certificate of incorporation will provide for an authorized share capital of 40,000,000 authorized shares of common stock, $0.01 par value per share, of which 2,413,385 shares of common stock will be outstanding based on June 30, 2005 outstanding capital stock, and 10,000,000 authorized shares of preferred stock, $0.01 par value per share, none of which will be outstanding. All of the shares of preferred stock will remain undesignated. These share numbers do not reflect the proposed three-for-one stock split.

      Our board of directors will have the power to issue the shares of preferred stock from time to time in one or more series or series and fix the designations, preferences, conversion rights or other rights, including voting rights, and the qualifications, limitations or restrictions thereof, without further action by our stockholders, except as may be required by applicable law or pursuant to the requirements of any exchange upon which our securities are then trading.

      Our board of directors believes that our ability to issue shares of preferred stock will provide us with maximum flexibility in capital raising transactions, as well as in connection with structuring potential acquisitions, joint ventures and strategic alliances. Our board of directors also believes that our ability to issue shares of our preferred stock will enable us to respond quickly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders' meeting to approve any contemplated stock issuance. At this time, we have no specific agreements, commitments or plans for the issuance of shares of preferred stock, although opportunities for issuance could arise at any time.

      The holders of our common stock will not have any preemptive rights or anti-dilution protection. It is not possible to determine the actual effect of the designation of a class or a series of preferred stock on the rights of the holders of common stock until our board of directors determines the rights of the holders of such class or series of preferred stock.

Common Stock

      The holders of our common stock:

      o have rights, subordinate to those of the holders of our preferred stock, to share ratably in dividends from funds legally available therefor, when, as and if declared by our board of directors;

      o are subject to the liquidation preferences of holders of our preferred stock and are entitled to share ratably, with the holders of our preferred stock on an as converted basis, in all of the assets of our Company available for distribution to holders of our common stock upon liquidation, dissolution or winding up of the affairs of our Company, following the satisfaction of the liquidation preferences of holders of our preferred stock;

      o do not have preemptive, anti-dilution, subscription or conversion rights and do not enjoy any redemption or sinking fund provisions applicable thereto; and

      o are entitled to one vote per share on all matters on which stockholders may vote at all meetings of stockholders.

      All shares of our common stock now outstanding are fully paid and nonassessable.

      The holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of our Company if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

      Our payment of dividends, if any, in the future rests within the discretion of the board of directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have never paid or declared a dividend on our capital stock, and due to our anticipated financial needs and future plans, we do not contemplate paying any dividends upon our capital stock in the foreseeable future.

      The rights associated with our common stock will not change as a result of the proposed amendment to our certificate of incorporation.

Current Preferred Stock

      The holders of our outstanding preferred stock have equal ratable rights to six percent (6%) per annum cumulative dividends, from funds legally available therefor, payable when declared by our board of directors or upon a liquidation of our Company. The holders of our preferred stock are entitled to receive their proportionate share, on an "as-converted" basis, prior to any dividend declared on our common stock. We have never declared a dividend on any shares of our preferred stock.

      In the event of any liquidation and distribution of the assets of our Company, the holders of our preferred stock will be entitled to receive all accrued and unpaid dividends prior to payment to holders of common stock. Remaining assets, if any, will then be distributed pro rata to the holders of our preferred stock and common stock, counting preferred stock on an "as-converted" basis. In the event that the available assets of our Company are insufficient to pay the preferred dividend on all outstanding shares of preferred stock, the holders of preferred stock will share in any distribution in proportion to their respective accrued and unpaid preferred dividend.

      Shares of our preferred stock are convertible at the option of the holder thereof into shares of our common stock at any time on a share-for-share basis and upon the occurrence of a reorganization by our Company that entitles holders of our common stock to receive stock, securities or assets with respect to or in exchange for shares of our common stock, the holders of our preferred stock will be treated as having exercised their conversion right immediately prior to the consummation of such reorganization.

      In the event that we sell shares of capital stock at a per share price lower than the per share conversion price applicable to a class of our preferred stock: (1) the holders of the Series A, Series B and Series B-1 Preferred Stock are entitled to a weighted average anti-dilution protection adjustment; and (2) the holders of our Series C Preferred

Stock are entitled to an adjustment of the conversion price of the Series C Preferred Stock held by them to the price at which such sale occurs.

      Our preferred stock is not redeemable.

      Holders of our Series A Preferred Stock are entitled to elect two members of our board of directors. On all matters submitted for a vote of our stockholders, other than those described below, holders of the Series C Preferred Stock will vote (on an "as-converted" basis) with holders of our common stock and other outstanding series of preferred stock.

      In addition to any other consent required by law, without the consent of the holders of a majority of the outstanding shares of our Series A Preferred Stock, we may not:

      o authorize or designate any shares having priority over the Series A Preferred Stock or ranking on a parity therewith as to dividends or distribution of assets upon any liquidation of our Company,

      o with respect to our common stock, make any redemption, repurchase or payment of dividends or other distribution (with an exception for certain common stock repurchases),

      o amend our Second Amended and Restated Certificate of Incorporation or Bylaws so as to adversely affect any existing provision relating to the rights of the holders of our Series A Preferred Stock, or

      o     voluntarily dissolve or liquidate our Company.

      In addition to any other consent required by law, without the consent of the holders of a majority of the outstanding shares of our Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock voting together as a class, we may not:

      o authorize or designate any shares having priority over the Series C Preferred Stock, Series B-1 Preferred Stock or Series B Preferred Stock or ranking on a parity therewith as to dividends or distribution of assets upon any liquidation of our Company,

      o with respect to our common stock, make any redemption, repurchase or payment of dividends or other distribution (with an exception for certain common stock repurchases),

      o amend our Second Amended and Restated Certificate of Incorporation or Bylaws so as to adversely affect any existing provision relating to the rights of the holders of our Series C preferred stock, Series B-1 Preferred Stock or Series B Preferred Stock, or

      o     voluntarily dissolve or liquidate our Company.

      These provisions of our current preferred stock will be eliminated upon conversion of the preferred stock into common stock.

Additional Rights of Holders of Current Preferred Stock

      In connection with the sale of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 and Series C Preferred Stock entered into the Third Amended and Restated Investor Rights Agreement, whereby we granted such holders certain "piggyback" registration rights on any registration statement filed by us, except for registration statements on Forms S-4 or S-8. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock will continue, following conversion of their shares of preferred stock, to have registration rights related to the underlying shares of common stock.

      In connection with the sale of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock also were granted a right of first refusal and co-sale rights on shares of our common stock held by certain officers and directors. Pursuant to the Third Amended and Restated First Refusal and Co-Sale Agreement, if such holders of common stock desire to transfer their shares of common stock, a holder must first offer the shares to us and then to the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and other holders of common stock. If we or the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock decline to purchase the offered shares and intend to sell such offered shares, the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock are entitled to elect to participate in the transfer of shares on an as-converted basis. These provisions of our current preferred stock will be eliminated upon conversion of the preferred stock into common stock.

Stock Options and Warrants

      In October 2004, the Company's stockholders approved an increase in the stock option pool from 350,000 to 450,000 shares. At June 30, 2005, we had outstanding options to purchase up to 443,762 shares of common stock granted under our 1999 Stock Option Plan, and an additional 6,238 shares available under the plan for future grants of stock options.

      At June 30, 2005, the Company had outstanding warrants to purchase 72,000 shares of common stock at $2.50 per share, warrants to purchase 302,964 shares of common stock at $5.00 per share, warrants to purchase 200,000 shares of common stock at $6.00 per share, and warrants to purchase 210,600 shares of Series C Preferred Stock at $5.00 per share.

      The holders of our warrants have no right to vote in respect of the recapitalization. As required pursuant to the various warrant agreements, we have provided notices to our warrant holders regarding the setting of a record date for this special meeting of stockholders.

                           FORWARD-LOOKING STATEMENTS

      Any statements in this proxy statement and the documents incorporated by reference in and attached to this proxy statement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement. Such statements may include, but not be limited to:

      o     estimates of the value of our preferred stock,

      o     predictions as to whether we attain product sales,

      o     our ability to continue as a going concern,

      o     our ability to achieve profitability,

      o     our ability to raise additional funds,

      o     our ability to manufacture our product on a commercial scale,

      o     our ability to protect our proprietary rights, and

      o     the existence of a liquid market for our securities.

      Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward looking statements. Statements in this proxy statement describe factors, among others, that could contribute to or cause such differences. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

                          SUMMARY FINANCIAL INFORMATION

      We have filed and incorporate herein by reference our audited consolidated financial statements for the years ended December 31, 2003 and 2004 included as part of our registration statement on Form 10-SB. These financial statements should be read in conjunction with the information included in the section of the Form 10-SB captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                       BACKGROUND OF THE RECAPITALIZATION

General

      At the special meeting, you will be asked to consider and approve the issuance of additional shares of Ovation's common stock pursuant to an important recapitalization transaction intended to simplify our capital structure. Holders of our preferred stock will be asked to consider and approve the conversion of their preferred stock into common stock. The recapitalization involves the conversion of the shares of each of our series of preferred stock (Series A, Series B, Series B-1 and Series C) into shares of common stock (the "Common Stock Conversion"). As a result, we are seeking the approval by the holders of common stock and by the holders of each series of our preferred stock of the amendment of Ovation's certificate of incorporation in order to implement the Common Stock Conversion.

      If the amendment to the certificate of incorporation authorizing the conversion of any outstanding shares of Series A, Series B, Series B-1 and Series C Preferred Stock into common stock is approved and the issuance of additional shares of common stock is approved, the Common Stock Conversion (including the issuance of additional shares of common stock) is expected to be completed and become effective as soon as practicable following the special meeting.

      The Common Stock Conversion is part of an important recapitalization transaction that is intended to simplify Ovation's capital structure in order to enhance our ability to access the capital markets to raise additional funds, to pursue strategic alternatives and to enhance overall stockholder value. If the recapitalization is completed successfully, the four existing series of preferred stock will be eliminated.

      Regardless of whether the conversion of the preferred stock is approved by the preferred stockholders of a particular series of preferred stock, the preferred stockholders of the remaining series of preferred stock may vote for the conversion of their respective series of preferred stock into common stock. Therefore, the complete recapitalization depends upon the conversion of each series of preferred stock while Ovation may determine to complete only part of the recapitalization as decided by vote of a majority of each series of preferred stock.

Reasons for the Recapitalization

      The board of directors believes that we need to simplify our capital structure in order to be able to have greater flexibility in accessing the capital markets and in pursuing strategic alternatives.

      We need to raise additional funds in order to continue our operations.

      Wolf & Company, P.C., our independent registered public accounting firm, has included a going concern qualification in its audit report on our financial statements for the year ended December 31, 2004. Since inception, we have dedicated our efforts to research and development activities. We have not generated any revenues from our operations. To date, we have not commercialized any products and have produced only prototype versions for testing purposes. At June 30, 2005, we had a working capital deficit of approximately $1.1 million and a stockholders' deficit of $760,239. We have had to scale back our operations because we have been unable to raise additional capital on a timely basis. If we are unable to raise sufficient additional capital to continue our efforts we may be required to reduce further the scope of our operations or cease our operations entirely.

      We believe that if we liquidate our assets we may receive significantly less than the values at which they are carried on our financial statements. Most of our assets are intangible in nature and are comprised principally of our intellectual propriety portfolio and our technology know-how. It is unlikely that we will be able to conduct a successful liquidation given the nature of our assets. Moreover, the substantial majority of our assets are secured. Any shortfall in the proceeds from a liquidation of our assets will reduce the amounts available to our preferred stockholders (in order of priority among the series of preferred stock) and, then, to our common stockholders.

      We believe that our efforts to raise additional capital have been hampered in large part as a result of our complex capital structure. Currently, we are an emerging development stage company, yet we have four series of preferred stock and various outstanding warrants, some of which are exercisable for common stock and some of which are exercisable for shares of Series C Preferred Stock. As we discuss in the section titled "Description of Capital Stock," the holders of the various series of preferred stock currently have preemptive and other rights, including rights of first refusal, as well as anti-dilution protection. The existence of these various rights, many of which require us to obtain the prior consent of the holders of the outstanding preferred stock prior to attempting a financing transaction, have the effect of limiting the Company from financing opportunistically. As a small company, we generally are required to incur the time and expense associated with contacting all of the holders of our preferred stock in connection with every possible financing opportunity to solicit their interest in participating in such a financing. Moreover, as we have indicated in our communications with stockholders, we recently incurred the time and expense associated with becoming a reporting company by filing a registration statement on Form 10-SB with the SEC. Ovation's common stock currently is not traded on any securities exchange. We intend to seek to have our common stock included for quotation on the Nasdaq's Over-the-Counter Bulletin Board system or on the Pink Sheets. We believe that by providing a securities exchange on which our common stock will be traded, we will be able to provide some liquidity for our holders. We cannot assure you that a liquid market for our securities will develop if our securities are accepted for quotation. In addition, we believe that we will have greater flexibility in accessing the capital markets if there is a market for our securities. However, we cannot realize the full benefits associated with a public trading market for our securities if we continue to maintain the existing web of rights associated with our outstanding preferred stock.

Recommendation of the Board of Directors; Fairness of the Recapitalization

      The board of directors has considered the Company's need for additional capital and has assessed the Company's current ability to raise capital through equity offerings, strategic alliances and other financing vehicles. The report of the Company's independent registered public accounting firm in connection with the financial statements for the year ended December 31, 2004 include a going concern qualification, raising substantial doubt regarding the Company's ability to continue as a going concern without raising significant additional capital. The board of directors also has considered the possibility of a liquidation. Given the nature of the Company's assets, the board of directors does not believe that a liquidation is likely to return any value to the holders of its preferred stock and to the holders of its common stock. Moreover, the substantial majority of our assets are secured. Over the short-term, in order to conserve its resources, the Company and its management have slowed the Company's research and development efforts. This has resulted in delays in delivering prototypes to the Company's manufacturing partners. The Company's founder and Chairman of the Board, its current Chief Executive Officer and its President have foregone payment of their salaries during portions of 2005.

      The board of directors reviewed and considered the terms of the recapitalization and unanimously recommended the approval of those terms, including the issuance of additional shares of common stock as a result of the Common Stock Conversion. The board of directors has determined that the recapitalization is both substantively and procedurally fair to Ovation's unaffiliated preferred stockholders of each series and is advisable and in the best interests of Ovation and its stockholders, and recommends that Ovation's stockholders vote to authorize the issuance of additional shares of common stock in connection with the Common Stock Conversion and that each series of preferred stock vote to authorize the Common Stock Conversion. The determination of the established conversion ratios for the conversion of each respective series of preferred stock into common stock involved consideration by the Board of the following: the prices paid by common and preferred stockholders for their respective shares, the dates on which those investments were made, the liquidation preferences of the preferred stock, the degree of anti-dilution protection and the relative base prices of that protection, and other features and rights pertaining to each series of preferred stock.

      Given the Company's current financial constraints, the board of directors did not retain the services of a financial advisor to render an opinion as to the fairness of the recapitalization transaction.

      Although the board of directors did not obtain an appraisal or fairness opinion from a separate financial advisor, the board believes that the Common Stock Conversion is both substantively and procedurally fair to the existing holders of common stock and preferred stock, including the unaffiliated stockholders of each class or series. The reasons for the board's determination include:

      o the holders of common stock may benefit from the recapitalization notwithstanding the issuance of additional shares of common stock in the Common Stock Conversion because the recapitalization may increase our liquidation value per common share; and

      o the fact that the common stock conversion will not take place unless the issuance of additional shares of common stock is approved by the holders of a majority of the stockholders (both common stock and preferred stock) present at a meeting of the stockholders of Ovation, and the fact that because the members of the board of directors and four executive officers of Ovation hold approximately 41% of the outstanding shares of the common stock, this approval requirement will require substantial support by the unaffiliated holders of common stock.

Interests of Ovation's Directors and Affiliated Parties in the Recapitalization

      In considering the recommendations of the board of directors, you should be aware that three of Ovation's eight directors are beneficial owners of Preferred Stock and may have interests that conflict with your interests as a holder of the common stock.

      Because these directors own preferred stock, their interests in establishing terms that provide for the receipt of additional shares of common stock are different from the interests of the holders of common stock, and it is possible that their recommendations with respect to the Common Stock Conversion may have been influenced by economic interests not shared by the holders of common stock.

            EFFECT OF THE COMMON STOCK CONVERSION ON THE COMMON STOCK

      The holders of our four series of preferred stock currently have the option to convert their existing preferred shares for shares of our common stock on a one-for-one basis. In order to create an incentive for the holders of our outstanding preferred stock to convert their shares into common stock in connection with the proposed recapitalization, the board of directors approved a beneficial conversion ratio. If the holders of a majority of each series of preferred stock approve the conversion of their series into shares of common stock, we will issue a significant number of additional shares of our common stock for no additional consideration.

      Assuming that all of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock are exchanged for common stock, the Preferred Stockholders will receive, in exchange for their currently outstanding 1,127,118 shares of preferred stock, an aggregate of approximately 1,601,348 shares of common stock and the Series A Preferred Stockholders will receive an additional 82,736 shares of common stock pursuant to their anti-dilution rights at June 30, 2005.

      In addition, the holders of Series C Warrants and the holders of William
M. Sherman Enterprises Warrants are being given the opportunity to convert their warrants into common stock on a one-to-one basis with no additional payment, provided the Series C Preferred stockholders approve the Common Stock Conversion.

      The issuance of these additional shares of common stock will result in substantial dilution to our existing holders of common stock.

      Nonetheless, despite the substantial dilution, the board of directors believes that the recapitalization will benefit existing holders of our common stock for the following reasons:

      o The elimination of the four series of preferred stock outstanding will simplify Ovation's capital structure and should create improved opportunities for Ovation access the capital markets, to engage in strategic transactions and/or reinvest in business activities.

      o Because we are not using cash to effect the Common Stock Conversion, the recapitalization will permit us to accomplish our objectives while retaining cash for strategic initiative purposes.

      The board of directors believes, as discussed above, that it has considered the various options available to the Company, including a liquidation, a strategic alliance and not undertaking the recapitalization. In light of the Company's need for additional financing, and the constraints imposed by the Company's complex capital structure on its ability to finance opportunistically, the board of directors believes that it must undertake the recapitalization. The board of directors believes that, given the nature of the Company's assets, a liquidation would be unlikely to result in a return of any investment to the holders of the common stock, who would only receive a distribution following payment of the preference in liquidation of the holders of the four series of preferred stock.

          EFFECT OF THE COMMON STOCK CONVERSION ON THE PREFERRED STOCK

      Currently, in addition to the right to receive a liquidation preference, the holders of the preferred stock have certain preemptive and other rights. We describe these rights under "Description of Capital Stock." All of these rights, other than the registration rights, will terminate upon a conversion of the preferred stock into common stock.

                                 CAPITALIZATION

      The following table sets forth our capitalization at June 30, 2005. Our capitalization is presented:

      o     on an actual basis; and

      o on an as adjusted basis assuming that (1) the holders of our common stock and our preferred stock approve the amendment to our certificate of incorporation; and (2) a majority of the holders of each series of our preferred stock approve the conversion of their preferred stock into common stock. We have not given effect to the exchange of any warrants in this table.

      You should read this table in conjunction with the entire proxy statement and the amendment to our certificate of incorporation included as an appendix to this proxy statement. This table also does not reflect the proposed three-for-one stock split.

                                                                                                  June 30, 2005
                                                                                          ------------------------------
                                                                                                   (unaudited)
                                                                                          ------------------------------
                                                                                             Actual         As Adjusted
                                                                                          -------------    -------------
Current assets:
     Cash and cash equivalents.....................................................       $     293,324     $    293,324
                                                                                          -------------    -------------
Total current liabilities..........................................................           1,397,923        1,397,923
Stockholders' deficit:
     Series A Preferred Stock, $1.00 par value; 200,000 shares authorized;
     160,000 shares issues and outstanding (preference in liquidation of
     $441,315 at June 30, 2005) actual; none as adjusted...........................           1,746,968                -
     Series B Preferred Stock, $1.00 par value, 300,000 shares authorized;
     294,102 shares issued  and outstanding (preference in liquidation of $250,741
     at June 30, 2005) actual; none as adjusted....................................           1,379,205                -
     Series B-1 Preferred Stock, $1.00 par value; 300,000 shares authorized;
     131,000 shares issued and outstanding (preference in liquidation of $84,239
     at June 30, 2005) actual; none as adjusted....................................             607,290                -
     Series C Preferred Stock, $1.00 par value; 775,000 shares authorized; 538,016 shares issued and outstanding (preference in liquidation of $162,826 at June
     30, 2005) actual; none as adjusted............................................           2,276,759                -
     Common stock, $1.00 par value; 8,000,000 shares authorized; 729,301 shares
     issued and outstanding at June 30, 2005; 2,413,385 as adjusted................             729,301        2,413,385
     Additional paid-in capital....................................................           4,067,192        8,393,330
     Deficit accumulated during development stage..................................        (11,566,954)     (11,566,954)
                                                                                          -------------    -------------
     Total stockholders' deficit...................................................       $   (760,239)     $  (760,239)
                                                                                          -------------    -------------
         Total capitalization......................................................       $  10,806,715     $ 10,806,715
                                                                                          =============    =============

                                   MANAGEMENT

   Name                   Age    Position
   ----                   ---    --------

   William Zebuhr         62     Chairman, Director

   Robert MacDonald       60     Chief Executive Officer and Director

   William Lockwood       57     President, Chief Operating Officer, Director

   Fred Becker            60     Vice-President of Engineering

   Dr. Louis Padulo       68     Director

   Beverly Shaw           71     Director

   Laurie Lewandowski     52     Director

   Nathan Fetting         43     Director

   Yiannis Monovoukas     44     Director

William Zebuhr

      Mr. Zebuhr, the founder of our Company, became Ovation's Chairman in June 2005. Mr. Zebuhr has been a director since 1996 and previously served as Chairman from 1996 to December 2001. From 1996 until May 2005, Mr. Zebuhr also served as Ovation's Chief Executive Officer. From 1992 to 1995, he was co-founder and President of Dynaproducts, a company that developed the first motorized dental flosser. The technology was licensed to a major consumer products company in 1998. From 1985 to 1991 he was the founder, chief fund-raiser, and CEO of American Thermal Corporation. At American Thermal he invented and guided the development of the Pressure Transfer Module (PTM), a revolutionary advance in hot water heater technology which enabled the development of unpressurized low-cost water heaters. Mr. Zebuhr received a B.A. and an M.A. in Mechanical Engineering in 1966 from Cornell University. He holds 22 United States patents.

Robert MacDonald

      Mr. MacDonald became Ovation's Chief Executive Officer in June 2005. Mr. MacDonald has been a director since 1996 and was Chairman from January 2002 to May 2005. Since 1997, Mr. MacDonald has been President, Chief Executive Officer and Chairman of the board of directors of BiosGroup, Inc., a consulting and software development company founded by Ernst & Young and Dr. Stuart Kauffman (of the Santa Fe Institute) specializing in the application of complexity theory for Fortune 500 clients. Mr. MacDonald also is a member of the board of directors of Commodicast and Genpathway which were founded by BiosGroup and is a member and the chairman of the board of directors of Nutech Solutions which acquired the consulting and software development assets of BiosGroup in 2003. Mr. MacDonald received a B.S. in Engineering Physics in 1966 and a M.S. in Electrical Engineering in 1967 from Cornell University, and a M.B.A. from Harvard Business School in 1973.

William Lockwood

      Mr. Lockwood has been our President, Chief Operating Officer and a director since April 2000. He had been involved with Ovation on a part-time basis between 1996 and 1999, after which point he became a full-time employee of the Company. From 1996 to 2000, he was a Principal of Plexus Research, a leading engineering consulting firm engaged in projects for the electric power industry, where he specialized in business development strategies and valuations for emerging technologies. Mr. Lockwood received a B.A. from Michigan State University in 1970, an M.B.A. from Michigan State in 1971, and passed the New Hampshire CPA examination in 1992.

Fred Becker

      Mr. Becker, our Vice-President of Engineering, joined Ovation in May 2001. From 1998 to 2001, Mr. Becker was President of the Thermo Technologies division of Thermo Electron Corporation. In that position, he was responsible for defining and implementing strategic technology and commercialization business plans for the company, as well as managing the overall business activities. Specific areas of opportunity focused on creating new products in the commercial and residential appliance markets. Mr. Becker received a B.S.M.E. degree from the University of Pittsburgh, a M.S.M.E. from the Massachusetts Institute of Technology, and a M.B.A. from Northeastern University. He has authored or co-authored over 60 technical publications and holds 13 United States patents in various areas.

Dr. Louis Padulo

      Dr. Padulo has been a director since June 1998 and Vice Chairman since May 2004. Since 1997, Dr. Padulo has served as a consultant to several organizations and is President Emeritus of a highly successful business incubator, the University City Science Center in Philadelphia. Prior to that, he was a professor at Stanford before becoming Dean of Engineering at Boston University, President of the University of Alabama in Huntsville, and CEO of the University City Science Center in Philadelphia. Dr. Padulo received a B.S. in Electrical Engineering from Fairleigh Dickinson University, a M.S. in Electrical Engineering from Stanford University and a Ph.D. from Georgia Institute of Technology.

Beverly Shaw

      Mr. Shaw has been a director since 1998. Since 1995, Mr. Shaw has been a materials science and project management consultant. The author of numerous technical papers and the holder of eight patents, Mr. Shaw retired from Raytheon in 1995 where he managed a central materials center providing development and problem solving services to other divisions. Previously, he was a Vice President at the following companies: BTU Engineering Inc., Asoma Chemicals Inc., and International Materials Inc. Mr. Shaw has received a B.Sc. in Metallurgy and a Licentiate of the Institution of Metallurgists from London University in 1956. Mr. Shaw also attended Harbridge House for Engineering Management and Advanced Management in 1974.

Laurie Lewandowski

      Ms. Lewandowski has been a director since January 2001. Since 1981, Ms. Lewandowski has held various positions at S.J. Electro Systems, Inc., our strategic partner, and has served as its Chief Executive Officer since 1985.

Nathan Fetting

      Mr. Fetting has been a director since January 2001. Since 1989, Mr. Fetting has served as the Chief Financial Officer of S.J. Electro Systems, Inc. Mr. Fetting has received a B.S. in Accounting from the University of North Dakota.

Yiannis Monovoukas

      Dr. Monovoukas has been a director since October 2002. Dr. Monovoukas is currently President and CEO of TEI Biosciences, Inc., a tissue engineering and regenerative medicine company, which he joined in April 2001. From 1996 to 2001, he was the President, Chief Executive Officer and Chairman of Thermo Fibergen, a publicly traded subsidiary of the Thermo Electron Corporation. Thermo Fibergen, now Kadant Composites, is a world leader in cellulose-based controlled-release carriers for the delivery of agricultural chemicals and in fiber-based engineered composite materials. Dr. Monovoukas holds an MBA from Harvard Business School, a B.S. degree from Columbia University, and a Masters and Ph.D. degrees from Stanford University, all in chemical engineering. His Ph.D. thesis work focused on the nucleation, growth and optical properties of colloidal crystals made from nanoparticles of high surface charge density.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our outstanding capital stock as of June 30, 2005 by (1) each person known to us to be the beneficial owner of more than five percent of our common stock, (2) each of our directors or executive officers and (3) all directors and executive officers as a group.

      The share numbers do not give effect to the proposed three-for-one stock split. The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual had the right to acquire as of August 30, 2005, 60 days after June 30, 2005, through the conversion of any class of our preferred stock and/or exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. Each of our outstanding classes or preferred stock is immediately convertible, at the option of the holder, on a one-to-one basis into shares of our common stock. Please see "Description of Capital Stock" for a description of our common stock and each of our classes of preferred stock.

                            Name and Address                    Amount and Nature of
                           of Beneficial Owner                  Beneficial Ownership    Percent of Class
            --------------------------------------------------  --------------------    ----------------
            5% Stockholders:
            WMS Enterprises (1)...............................          385,798                34.6%
            S.J. Electro Systems, Inc. (2)....................          294,836                28.8%
            Abby Rockefeller (3)..............................          151,232                17.2%
            Wistar Morris (4).................................          146,755                16.8%
            Nicholas Negroponte (5)...........................          142,571                16.4%
            Charles Heick (6).................................           97,800                11.8%
            Ivan Sutherland (7)...............................           84,085                10.5%
            James McCormick (8)...............................           60,355                 7.6%
            John Hatsopoulas (9)..............................           44,500                 5.8%
            Lucius Wilmerding (10)............................           46,101                 6.0%
            Anthony Low-Beer (11).............................          203,000                21.8%
            Garrett & Carol Thunen (12).......................           90,000                11.4%
            Ronald Szarek.....................................           36,320                 5.0%

            Directors and Executive Officers:

            William Zebuhr (13)...............................          238,950                24.7%
            Dr. Louis Padulo (14).............................           56,534                 7.2%
            William Lockwood (15).............................           50,000                 6.4%
            Robert MacDonald (16).............................           55,525                 7.2%
            Frederick Becker (17).............................           30,500                 4.0%
            Beverly Shaw (18).................................            7,000                  *
            Laurie Lewandowski (19)...........................          294,836                28.8%
            Nathan Fetting (19)...............................          294,836                28.8%
            Yiannis Monovoukas (20)...........................            3,000                  *
            Directors and Officers as a group (9 persons).....          742,345                50.4%

         -----------------------------
         * Less than 1%

(1) The number of shares beneficially owned consists of: 352,964 shares of our common stock issuable upon exercise of warrants and options to purchase shares of our common stock (which options and warrants are exercisable within 60 days of June 30, 2005), shares of our common stock issuable upon conversion of 24,334 shares of our Series C Preferred Stock, and shares of our common stock issuable upon exercise of warrants to purchase 8,500 shares of our Series C Preferred Stock (which warrants are exercisable within 60 days of June 30, 2005). Wilfred M. Sherman possesses voting rights and control over shares issued to Wilfred M. Sherman, WMS Enterprises, and WMS Family Trust.

(2) The number of shares beneficially owned consists of: shares of our common stock issuable upon conversion of 160,000 shares of our Series A Preferred Stock, 82,736 shares of common stock issuable pursuant to anti-dilution provisions, 40,100 shares of our Series B Preferred Stock and shares of our common stock issuable upon exercise of warrants to purchase 12,000 shares of our common stock (which warrants are exercisable within 60 days of June 30, 2005). As holder of all of our issued and outstanding Series A Preferred Stock, S.J. Electro Systems, Inc. is entitled to appoint two members of our Board of our Directors. S.J. Electro Systems, Inc. has appointed Laurie Lewandowski and Nathan Fetting. Ms. Lewandowski and Mr. Fetting share voting and investment control over shares held by SJE.

(3) The number of shares beneficially owned consists of shares of our common stock issuable upon conversion of 104,794 shares of our Series C Preferred Stock and upon the exercise of warrants to purchase 46,438 shares of our Series C Preferred Stock (which warrants are exercisable within 60 days of June 30, 2005).

(4) The number of shares beneficially owned includes: shares of our common stock issuable upon conversion of 5,000 shares of our Series B-1 Preferred Stock, shares of our common stock issuable upon conversion of 30,835 shares of our Series C Preferred Stock, shares of our common stock issuable upon exercise of options and warrants to purchase an aggregate of 12,500 shares of our common stock (which options and warrants are exercisable within 60 days of June 30, 2005), shares of our common stock issuable upon exercise of warrants to purchase 12,250 shares of our Series C Preferred Stock; and options and warrants to purchase 6,250 shares of our Series C Preferred Stock (which options and warrants are exercisable within 60 days of June 30, 2005), shares of our common stock issuable upon conversion of 20,000 shares of our Series B Preferred Stock and shares of our common stock issuable upon conversion of 10,835 shares of our Series C Preferred Stock, which securities are directly beneficially owned by a family-owned investment fund managed by Mr. Morris; and shares of our common stock issuable upon exercise of warrants to purchase 6,250 shares of our Series C Preferred Stock, and conversion of 10,835 shares of our Series C Preferred Stock, both of which are directly beneficially owned by Mr. Morris' wife.

(5) The number of shares beneficially owned includes: shares of our common stock issuable upon conversion of 5,000 shares of our Series B Preferred Stock, upon conversion of 5,000 shares of our Series B-1 Preferred Stock, upon conversion of 40,000 shares of our Series C Preferred Stock, and shares of our common stock issuable upon exercise of warrants to purchase an aggregate of 12,000 shares of our Series C Preferred Stock (which warrants are exercisable within 60 days of June 30, 2005); shares of our common stock issuable upon (1) conversion of 5,000 shares of our Series B Preferred Stock, which securities are directly beneficially owned by an investment fund managed by Mr. Negroponte, and (2) shares of our common stock issuable upon exercise of warrants to purchase 15,750 shares of our Series C Preferred Stock (which warrants are exercisable within 60 days of June 30, 2005), and the issuance of our common stock upon conversion of 46,501 shares of our Series C Preferred Stock, both of which are directly beneficially owned by an investment fund managed by Mr. Negroponte.

(6) The number of shares beneficially owned consists of: shares of our common stock issuable upon conversion of 40,000 shares of our Series B-1 Preferred Stock; and shares of common stock issuable upon conversion of 50,000 shares of our Series B Preferred Stock, upon conversion of 6,000 shares of our Series C Preferred Stock, and shares of our common stock issuable upon exercise of warrants to purchase 1,800 shares of our Series C Preferred Stock (which warrants are exercisable within 60 days of June 30, 2005), which securities are directly beneficially owned by a family trust.

(7) The number of shares beneficially owned consists of: shares of our common stock issuable upon conversion of 19,000 shares of our Series B Preferred Stock, upon conversion of 10,000 shares of our Series B-1 Preferred Stock and upon conversion of 30,835 shares of our Series C Preferred Stock, and shares of our common stock issuable upon exercise of warrants to purchase 12,250 shares of our Series C Preferred Stock (which warrants are exercisable within 60 days of June 30, 2005).

(8) The number of shares beneficially owned includes options to purchase 1,000 shares of our common stock (which options are exercisable within 60 days of June 30, 2005), shares of our common stock issuable upon conversion of 15,001 shares of our Series B Preferred Stock, shares of our common stock issuable upon conversion of 2,000 shares of our Series B-1 Preferred Stock, shares of our common stock issuable upon conversion of 14,334 shares of our Series C Preferred Stock, and shares of our common stock issuable upon exercise of warrants to purchase 5,500 shares of our Series C Preferred Stock (which warrants are exercisable within 60 days of June 30, 2005).

(9) The number of shares beneficially owned consists of: shares of our common stock issuable upon conversion of 20,000 shares of our Series B Preferred Stock, upon conversion of 3,000 shares of our Series B-1 Preferred Stock, and common stock issuable upon the exercise of options to purchase 1,500 shares of our common stock (which options are exercisable within 60 days of June 30, 2005); and common stock issuable upon the exercise of warrants to purchase 20,000 shares of our common stock, which are beneficially owned by a consulting firm managed by Mr. Hatsopoulas.

(10) The number of shares beneficially owned consists of: shares of our common stock issuable upon conversion of 21,000 shares of our Series B-1 Preferred Stock and 13,201 shares of our Series C Preferred Stock; shares of our common stock issuable upon exercise of warrants to purchase 5,400 shares of our Series C Preferred Stock (which warrants are exercisable within 60 days of June 30, 2005); and shares of our common stock issuable upon conversion of 5,000 shares of our Series C Preferred Stock and shares of our common stock issuable upon the exercise of warrants to purchase 1,500 shares of our Series C Preferred Stock (which warrants are exercisable within 60 days of June 30, 2005), which shares are directly beneficially owned by Mr. Wilmerding's wife.

(11) The number of shares beneficially owned consists of: shares of our common stock issuable upon conversion of 10,000 shares of our Series C Preferred Stock; shares of our common stock issuable upon the exercise of warrants to purchase 3,000 shares of our Series C Preferred Stock; shares of our common stock issuable upon the exercise of warrants to purchase 40,000 shares of common stock (which warrants are exercisable within 60 days of June 30, 2005), shares of our common stock issuable upon conversion of 10,000 shares of our Series B-1 Preferred Stock; and shares of our common stock issuable upon the exercise of warrants to purchase 80,000 shares of our common stock, which warrants are directly beneficially owned by an investment fund controlled by Mr. Low-Beer.

(12) The number of shares beneficially owned consists of shares of our common stock issuable upon the exercise of warrants to purchase 60,000 shares of our common stock (which warrants are exercisable within 60 days of June 30, 2005).

(13) The number of shares beneficially owned includes: shares of our common stock issuable upon the exercise of options to purchase 17,750 shares of our common stock (which options are exercisable within 60 days of June 30, 2005) and upon the exercise of options to purchase 800 shares of our common stock (which options are exercisable within 60 days of June 30, 2005), which options are directly beneficially owned by Mr. Zebuhr's wife.

(14) The number of shares beneficially owned includes: shares of our common stock issuable upon the conversion of 2,167 shares of our Series C Preferred Stock, shares of our common stock issuable upon exercise of options and warrants to purchase an aggregate of 7,000 shares of our common stock (which options and warrants are exercisable within 60 days of June 30, 2005), shares of common stock issuable upon the exercise of warrants to purchase 3,050 shares of our Series C Preferred Stock(which warrants are exercisable within 60 days of June 30, 2005); and shares of our common stock issuable upon the exercise of warrants to purchase 2,150 shares of our Series C Preferred Stock (which warrants are exercisable within 60 days of June 30, 2005), common stock issuable upon the conversion of 5,167 shares of our Series C Preferred Stock, and shares of our common stock issuable upon conversion of 5,000 shares of our Series B Preferred Stock which securities are directly beneficially owned by Dr. Padulo's wife.

(15) The number of shares beneficially owned includes shares of our common stock issuable upon the exercise of options to purchase 18,000 shares of our common stock (which options are exercisable within 60 days of June 30, 2005).

(16) The number of shares beneficially owned consists of shares of our common stock issuable upon the exercise of options to purchase 45,125 shares of our common stock (which options are exercisable within 60 days of June 30, 2005).

(17) The number of shares beneficially owned consists of shares of our common stock issuable upon the exercise of options to purchase 30,500 shares of our common stock (which options are exercisable within 60 days of June 30, 2005).

(18) The number of shares beneficially owned includes shares of our common stock issuable upon the exercise of options to purchase 1,000 shares of our common stock (which options are exercisable within 60 days of June 30, 2005).

(19) Ms. Lewandowski and Mr. Fetting may be deemed to beneficially own the shares directly beneficially owned by S.J. Electro Systems, Inc. due to their positions as officers of S.J. Electro Systems, Inc.

(20) The number of shares beneficially owned consists of shares of our common stock issuable upon the exercise of options to purchase 3,000 shares of our common stock (which options are exercisable within 60 days of June 30, 2005).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease Agreements

      In November 2004, the Company and William Zebuhr, our founder and Chairman, entered into a lease, which remains in effect until November 2006, for the lease of the 3,000 square feet of combined laboratory, research and development, prototype manufacturing and office space which comprises our main facility. Pursuant to the terms of the lease, we pay Mr. Zebuhr $2,500 per month. We also rent 1,950 square feet of manufacturing space in Nashua, New Hampshire, which was rented from a third party commencing in November 2003 for a monthly rate of $700, and is rented on a month-to-month basis. The Company believes that the lease terms are as favorable to the Company as would be available from an unaffiliated party.

WMS Enterprises

      In August 1997, we entered into a series of agreements with WMS including a Debenture Purchase Agreement, a License Agreement, and a Distribution Agreement. The Debenture Purchase Agreement provided for the purchase of $180,000 aggregate principal amount of convertible debentures (the "WMS Convertible Debentures"), which was funded $40,000 at closing and monthly amounts of $20,000 in the following seven months. The WMS Convertible Debentures were convertible, at WMS' option, into shares of our common stock at a conversion price of $2.50 per share, subject to adjustments. Any outstanding WMS Convertible Debentures would automatically be converted into shares of common stock at the conversion price upon the consummation of a public offering raising at least $2,000,000 in proceeds. WMS also was granted the right of first offer to purchase, pro rata, a portion of any new securities that we may propose to issue and sell. WMS' pro rata share of new securities is calculated as WMS' total owned or issuable stock holdings as a percentage of the Company's total outstanding equity securities. This right expired 30 days after execution of the agreement. The WMS Convertible Debentures carried an interest rate of prime plus one percent (1%) (6.25% at December 31, 2004) per annum, payable quarterly. Amounts outstanding on the WMS Convertible Debentures at December 31, 2003 and 2004 were $60,000 and $0, respectively.

      In September 2000, we reached an agreement with WMS to convert all outstanding accrued interest on the WMS Convertible Debentures into a demand note (the "WMS Demand Note") which carried an interest rate of prime plus one percent (1%) (6.25% at December 31, 2004) payable monthly with an additional 5% due upon default of monthly payments. In conjunction with this agreement, we issued certain warrants to purchase shares of our common stock. In addition, all future interest accruing on the WMS Convertible Debentures and the WMS Demand Note would be satisfied monthly by the issuance of a promissory note for the interest due, plus a warrant to purchase the same dollar amount of common stock at the lower of the then market price or $7.50. We also issued additional WMS Demand Notes on these same terms for amounts due to WMS for interest and an initial installment provided in 2001 and 2002 totaling $60,000 and $20,020, respectively. In 2003, WMS advanced us $160,000 in additional WMS Demand Notes and converted the $60,000 WMS Convertible Debenture that came due in 2003 into a WMS Demand Note.

      In conjunction with the issuance of the WMS Demand Notes, the Company issued WMS common stock purchase warrants with a fair value of $193,263 which were recorded as a discount on the WMS Demand Notes.

      Interest expense on the WMS Convertible Debentures and WMS Demand Notes for the six months ended June 30, 2005, was $18,542.

      In June 2004, we renegotiated our outstanding 1997 Debenture Purchase Distribution and License Agreements with WMS, consolidating the two into an Amended and Restated Debt Agreement (the "Debt Agreement") and a Restated License Agreement (the "Revised License"). Pursuant to the Debt Agreement, the outstanding WMS Convertible Debentures and WMS Demand Notes were consolidated into a single note and all warrants previously issued to WMS and all contractual rights to purchase shares of our common stock that WMS previously enjoyed (related to the WMS Convertible Debentures) were replaced by two new warrants. Additionally, and as part of the new Debt Agreement, WMS purchased $100,000 in shares of our Series C Preferred Stock. The Debt Agreement contains multiple covenants, including a negative covenant restricting our ability to enter into any transaction selling or transferring more than fifty percent (50%) of our common stock, unless all debt owed to WMS is repaid at the closing. In event of default, the debt balances outstanding shall become due and payable immediately. The Debt Agreement provides WMS with a right of first offer to purchase a pro rata portion of securities we may offer in the future, subject to certain exceptions (including an initial public offering). The amounts due under the Debt Agreement carry an interest rate of prime plus 1% (6.25% at December 31, 2004) and are due January 2, 2005 with six possible six month extensions, each at our option. Each extension would require us to issue WMS a warrant to purchase 50,000 shares of common stock at $5.00 per share. At December 31, 2004, we issued WMS additional warrants to purchase 50,000 shares of common stock for the first possible loan extension, extending the maturity date to July 2005, as well as warrants to purchase 15,000 shares of common stock for a prior loan extension past December 31, 2003. In conjunction with the Debt Agreement, the warrants previously issued to WMS totaling 96,486 shares exercisable at $5.00 per share and the rights to purchase shares under the WMS Convertible Debentures were exchanged for two warrants to purchase an aggregate of 72,000 and 170,964 shares of our common stock exercisable at $2.50 and $5.00 per share, respectively. The warrants each have a term of ten years. Because the warrants were issued in conjunction with the debt consolidation and extension, the relative fair value of the warrants, $322,106, was recorded as additional paid in capital and a debt discount on the Note Payable. The total discount is being amortized to interest expense over the term of the Debt Agreement. For the six months ended June 30, 2005, there was no non-cash interest expense related to the amortization of these discounts.

      In March 2005, Ovation exercised its second of five six-month extensions on the WMS Note Payable, extending the maturity date to January 2006. In exchange for the extension, Ovation issued to WMS a warrant to purchase 50,000 shares of common stock at $5.00 per share with a term of ten years. The fair value of the warrant was recorded as non-cash interest expense at March 31, 2005 in the amount of $196,892.

      Amounts outstanding on the Demand Notes at December 31, 2004 and June 30, 2005 were $478,535. The Note Payable has been classified as a current liability as it is due to mature within a year.

      The Revised License grants WMS a license to manufacture, use, market, distribute and/or sell a counter-top version of our Clean Water Appliance. It also grants WMS the right to sublicense the sale, distribution and manufacture counter-top distillers that incorporate our distillation technology, subject only to the Company's review and approval, which shall not be unreasonably withheld. The Revised License provides exclusivity in the United States, Canada, and Mexico so long as WMS pays the Company certain minimum royalties. In addition, WMS agrees to pay royalties to the Company on product sales, subject to minimum royalty payments. Sales by sublicensees will render the same royalty payments as though the sales were made directly by WMS. In order to maintain the exclusivity of the Revised License, WMS must pay the Company minimum royalties equal to $50,000 for the first year of production and distribution, and amounts increasing $25,000 per year for each subsequent year up to a maximum of $200,000 per year. Should these royalties not be paid within 45 days of the end of each annual period, Ovation will have the option to convert the license to a non-exclusive status. Additionally, WMS will pay the Company royalties as a percentage of total product sales, payable quarterly and based on total payments made to WMS by its customers. The royalty percentages are tiered based on sales volume; WMS will pay Ovation 6%, 5%, and 4% for the first $20 million, the next $50 million, and sales over $70 million, respectively, in sales per year. The quarterly royalty payments are due within 45 days of quarter-end, subject to termination of the License by Ovation if WMS fails to make a payment more than two times in one year. After an initial five-year term starting from date of first commercial shipment, the Revised License will be automatically renewed annually thereafter, and may be terminated upon six months written notice by the Company if WMS fails to attain certain sales targets or royalty levels, or by WMS if the Revised License is rendered non-exclusive. Prior to December 31, 2005, WMS may terminate the Revised License on 30 days' prior written notice and upon such termination, the Company will issue WMS a five-year warrant to purchase 30,000 shares of the Company's common stock at an exercise price of $5.00 per share. Should the Company provide licensing to any other third party during the term of the Revised License, it will be deemed to have provided WMS a like license, except that WMS would not be obligated to pay any engineering or reimbursement costs that the original license may contemplate.

      The Distribution Agreement provided for the supply of product by the Company at least as favorable as the best discount rate offered by the Company to any of its customers. The Distribution Agreement shall run for an initial five-year term commencing on the date of first product manufacture. Thereafter, the Distribution Agreement shall be renewable for three successive five-year periods unless terminated at the sole discretion of WMS prior to the end of the then-current period.

S.J. Electro Systems, Inc.

      In conjunction with the issuance of 160,000 shares of Series A Preferred Stock for proceeds of $1,800,000 on December 29, 2000, payable in twelve consecutive monthly installments of $150,000, the Company entered a Strategic Alliance Agreement (the "Agreement") with S.J. Electro Systems, Inc. ("SJE"), an international distributor of septic system appliances, to develop, market, sell and distribute the Company's distillation technology. Ovation will be responsible for the design, development, and testing of the distillation technology to be included in a septic device, and SJE will be responsible for the external testing, development and sale of a standard control panel for the resulting septic device, as well as marketing, sales and distribution of the septic device itself. The two companies will form a task force to manage the project and track project expenditures and revenues. At the end of each calendar year, the task force will finalize an annual business plan of the alliance for the following year, which includes targeted geographic markets, product development activities, sales objectives, expense budget, planned financial statements, pricing policies, planned distribution, and critical issues and strategies. At the end of each fiscal year, the task force also will finalize a three-year plan, which includes each item specified in the annual business plan. After the signing of the Agreement and until the end of the quarter which is immediately prior to the first quarter in which the alliance realizes a net profit, the companies will receive reimbursement for all expenditures properly incurred by either party to perform its responsibilities relating to the alliance and which is approved by the task force, including, but not limited to, the detailed itemization of proper expenditures set forth in the Agreement. Reimbursements are distributed as a proportion of the project revenues equal to the total project expenditures incurred by a party divided by the total project expenditures incurred by both parties. Due to prolonged cash constraints and consequent delays in production, this process has not yet been executed. For each fiscal quarter that project revenues result in a profit, the companies will share the profit 50% each. As part of the Agreement, the Company granted an exclusive license to SJE in its intellectual property for use in certain septic appliances. Under the Agreement, SJE will be responsible for developing and maintaining market channels for products incorporating Ovation's distillation technology. As part of the agreement, the Company granted SJE with exclusive distribution rights in the United States, Canada, and Mexico. The exclusivity term shall commence on the date that both parties agree in writing that sales of commercial quantities of product are initially made, and terminates on the later of the 7th anniversary of the commencement date or the date that SJE received a total of $50 million in profit-sharing. In no event shall the termination date exceed the 10th anniversary of the commencement date. The Agreement shall terminate upon the earlier of the exclusivity termination within the distribution rights terms or the termination of the distribution rights term. Contemporaneous with the Agreement, the Company signed a License Agreement with SJE, which provided for payment of royalties to the Company equal to 5% of all products sold by SJE.

      In conjunction with the Agreement with SJE, the Company agreed to pay WMS, in exchange for WMS waiving its exclusive worldwide marketing rights, 4% of any cash or other consideration received from SJE up to a total payment of $450,000. At the option of WMS, this payment may be made in cash, common stock or notes payable and warrants to purchase common stock. If the payment method selected by WMS includes warrants, the number of warrants issued will be calculated by dividing the amount due by the then current market value of the Company's common stock. WMS elected the receipt of long term notes with accompanying warrants to purchase the Company's common stock at $5.00 per share. The warrants expire on the later of January 2, 2003 or three years from date of issuance. At December 31, 2003, these warrants totaled 16,004 shares at $5.00 per share, and have been recorded at fair value using the Black-Scholes option-pricing model assumptions. The resulting compensation expense of $25,864 was net against the proceeds of the Series A and Series B Preferred Stock in 2002 and 2001.

      The agreement appended a forecast that estimated growing to 37,500 units in 2008 with unit selling costs of $3,200 to $2,750 and unit manufacturing costs starting at $1,864 and dropping to $574. As of the date of this filing the Company has not sold any units due to lack of funding to finish development, and also due to the Clean Water Appliance going through design iterations to increase reliability, increase output and reduce cost.

      On June 1, 2005, the Company secured a loan in the amount of $60,000 with SJE to fund ongoing operational expenses (the "SJE Loan"). Under the terms of the SJE Loan, Ovation has agreed to repay the principal amount of the loan on or before June 1, 2006. Interest will accrue and compound monthly at the Prime Rate plus 1% (the "Interest Rate") and will be payable to SJE on a monthly basis. The SJE Loan is subject to customary terms and conditions, including acceleration and penalty interest of 7% above the Interest Rate in the event of certain defaults or events of nonpayment. In conjunction with the loan, SJE received a warrant to purchase up to 12,000 shares of Ovation's common stock at $5.00 per share. The warrant has a term of ten years. Because the warrant was issued in conjunction with the debt, the relative fair value of the warrants, $26,243, was recorded as additional paid-in capital and a debt discount on the SJE Loan. The total discount is being amortized to interest expense over the term of the loan. For the three month period ended June 30, 2005, non-cash interest expense related to the amortization of this discount was $2,186.

Alexandros Partners LLC

      On April 1, 2002, the Company entered a consulting agreement with Alexandros Partners LLC ("Alexandros"). Alexandros was retained to provide services as advisors to the Company with respect to proposed capital financing as well as other financial management services, and the agreement was to continue until completion of a financing, but no later than April 1, 2003. Upon the initial closing of a financing, the Company is required to pay Alexandros $50,000 in cash, and issue Alexandros a warrant to purchase 20,000 shares of the Company's common stock. The warrant will have a five-year life at an exercise price equal to the price per share of the securities issued at the initial closing of the financing. Under the consulting agreement, the Company issued Alexandros a warrant to purchase 20,000 shares of the Company's common stock, which resulted in a charge of $60,184 to general and administrative expenses in July 2002. In lieu of the $50,000 cash payment, the Company issued Alexandros 10,000 shares of its Series B Preferred Stock.

      On July 7, 2004, and after the expiration of the initial agreement, the Company entered into a second consulting agreement with Alexandros. The term of the agreement will expire upon the earlier of completion of a financing or July 7, 2005. Upon execution of the agreement, the Company paid Alexandros $22,000, and upon closing of either (1) a financing in an amount of at least $1 million, or (2) the execution of a transaction (defined as "any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of another party"), the Company will pay it's option of either (a) $50,000 in cash, or (b) shares of the Company's or its successor's common stock calculated as $50,000 divided by the purchase price per share of common stock issued in the financing. In addition, within 30 days of the financing, the Company will issue a warrant for 50,000 shares of common stock. The warrant will provide for full ratchet anti-dilution and will be exercisable at any time for a period of seven years at an exercise price equal to the purchase price per share of common stock issued in the financing. The number of shares under the warrant will be adjusted to reflect certain instances of stock splits, recapitalizations, or dividends that may occur during the term of the warrant. The warrant will become fully exercisable upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon the closing or completion of any transaction. The Company will be obligated to provide the compensation outlined above for a financing or a transaction, as defined, but not for both and only for the first to occur.

      On July 7, 2005, and after the expiration of the second consulting agreement, the Company entered into a third consulting agreement with Alexandros. The term of the agreement will expire upon the earlier of completion of a financing or July 7, 2006. Upon execution of the agreement, the Company paid Alexandros $25,000. Upon closing of one or more financings after August 1, 2005 raising an aggregate amount of at least $500,000, the Company, at Alexandros' option, will either (a) pay $50,000 in cash, or (b) issue a number of shares of common stock equal to the quotient of $50,000 divided by the purchase price per share of common stock issued in the financing. In addition, within 30 days of the financing, the Company will issue a warrant for 50,000 shares of common stock. For any investor introduced to the Company by Alexandros, Alexandros will receive (a) a cash payment equal to 5% of the gross proceeds to the Company from the investor and (b) a number of warrants equal to 5% of the number of shares of the Company's capital stock purchased by the investor. The warrant will be exercisable at any time for a period of ten years at an exercise price equal to the purchase price per share of common stock issued in the financing. The number of shares under the warrant will be adjusted to reflect certain instances of stock splits, recapitalizations, or dividends that may occur during the term of the warrant. The Company will be obligated to provide the compensation outlined above for a financing or a transaction, as defined, but not for both and only for the first to occur.

                             INDEPENDENT ACCOUNTANTS

      Wolf & Company, P.C., independent registered public accountants, have audited the Company's financial statements for the years ended December 31, 2003 and 2004 and the report, which contains an explanatory paragraph raising uncertainty with respect to the Company's ability to continue as a going concern, is included in the Company's Registration Statement on Form 10-SB. Representatives of Wolf & Company, P.C. are not expected to attend the special meeting.

                              STOCKHOLDER PROPOSALS

      Any proposal that a stockholder wishes to present at the 2006 Annual Meeting of Stockholders and to have included in Ovation's proxy materials must have been received in writing by the Secretary of Ovation Products Corporation at least 45 days prior to the Company's annual meeting date.

                           INCORPORATION BY REFERENCE

      Ovation hereby incorporates by reference into this proxy statement the following:

o     Ovation's Registration Statement on Form 10-SB, as amended;

o Ovation's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2005 and June 30, 2005; and

o Ovation's Current Reports on Form 8-K filed with the SEC on June 6, 2005 and August 11, 2005.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

      Copies of these materials may be received without charge upon request from Ovation Products Corporation at the following address:

                       Ovation Products Corporation, Inc.
                             395 East Dunstable Road
                           Nashua, New Hampshire 03062
                             Attn: Robert MacDonald


                                 OTHER BUSINESS

      No other matters are to be presented for action at the special meeting other than as set forth in this proxy statement. If other matters should properly come before the special meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with their best judgment.


                                        By Order of the Board of Directors


                                        /s/  William Zebuhr
                                        ----------------------------------------
                                        William Zebuhr
                                        Chairman of the Board


NASHUA, NEW HAMPSHIRE
AUGUST 30, 2005

                                                                      APPENDIX A


                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          OVATION PRODUCTS CORPORATION

                        Pursuant to Sections 242 and 245
                         of the General Corporation Law
                            of the State of Delaware

      Ovation Products Corporation, a Delaware corporation (the "Corporation" or the "Company"), does hereby certify that this Third Amended and Restated Certificate of Incorporation of Ovation Products Corporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and that the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on April 22, 1999.

      Article 1. The name of the Corporation is Ovation Products Corporation.

      Article 2. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, and the name of its registered agent at such address is The Corporation Trust Company (New Castle County).

      Article 3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      Article 4.

      A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is fifty million (50,000,000) shares, forty million (40,000,000) shares of which shall be Common Stock (the "Common Stock") and ten million (10,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one cent ($0.01) per share and the Common Stock shall have a par value of one cent ($0.01) per share.

      Upon filing of this Third Amended and Restated Certificate of Incorporation, each outstanding one (1) share of Common Stock of the Corporation shall be split and divided into three (3) shares of Common Stock. No fractional shares shall be recorded in the stock ledger of the Corporation as a result of the stock split provided for above. Any fractional share (a "Fractional Interest") that would otherwise be issuable to a holder of Common Stock (a "Fractional Share Holder") shall be treated as described in the following sentence: The Fractional Interest shall be cancelled and the Fractional Share Holder shall be entitled to receive an amount in cash equal to the product of the Fractional Interest to which such Fractional Share Holder would otherwise have been entitled, multiplied by the fair market value of one share of Common Stock immediately following the effectiveness of the stock split provided for above, as determined by the board of directors. Whether or not a Fractional Interest is to be recorded as a result of the stock split provided for above shall be determined on the basis of the total number of shares of Common Stock held by the record holder at the time the stock split occurs.

      B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis if there are any shares of convertible Preferred Stock outstanding having the right to vote on an as-if-converted basis).

      C. The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The board of directors is hereby authorized, in the resolution or resolutions adopted by the board of directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this certificate of incorporation, to fix the designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      Article 5. In furtherance and not in limitation of the powers conferred by statute the board of directors is expressly authorized to adopt, amend, or repeal the bylaws of the Corporation.

      Article 6. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Article 7. The personal liability of the directors of the Corporation shall be eliminated to the fullest extent permitted by law. The Corporation is authorized to indemnify (and advance expenses to) its directors and officers to the fullest extent permitted by law. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in this certificate of incorporation inconsistent with this Article shall adversely affect any right or protection of a director or officer of the corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, OVATION PRODUCTS CORPORATION has caused this Third Amendment and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this ___ day of September ___, 2005.


                                         OVATION PRODUCTS CORPORATION



                                         By:   _______________________
                                               Robert MacDonald
                                               Chief Executive Officer

                       OVATION PRODUCTS CORPORATION, INC.
                                 REVOCABLE PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OVATION PRODUCTS CORPORATION, INC., FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 30, 2005 AND ANY ADJOURNMENT THEREOF.

      THE UNDERSIGNED HEREBY ACKNOWLEDGES PRIOR RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS (THE "MEETING") AND THE PROXY STATEMENT DESCRIBING THE MATTERS SET FORTH BELOW, AND INDICATING THE DATE, TIME AND PLACE OF THE MEETING, AND HEREBY APPOINTS THE BOARD OF DIRECTORS OF OVATION PRODUCTS CORPORATION, INC. (THE "COMPANY"), OR ANY OF THEM, AS PROXY, EACH WITH FULL POWER OF SUBSTITUTION TO REPRESENT THE UNDERSIGNED AT THE MEETING, AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, AND THEREAT TO ACT WITH RESPECT TO ALL VOTES THAT THE UNDERSIGNED WOULD BE ENTITLED TO CAST, IF THEN PERSONALLY PRESENT ON THE MATTERS REFERRED TO ON THE REVERSE SIDE IN THE MANNER SPECIFIED.

      THIS PROXY, IF EXECUTED, WILL BE VOTED AS DIRECTED, BUT, IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY MUST BE RECEIVED BY THE COMPANY NO LATER THAN SEPTEMBER 19, 2005.

      THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO THE MEETING BY GIVING WRITTEN NOTICE OF SUCH REVOCATION TO THE SECRETARY OF THE COMPANY. SHOULD THE UNDERSIGNED BE PRESENT AND WANT TO VOTE IN PERSON AT THE MEETING, OR ANY ADJOURNMENT THEREOF, THE UNDERSIGNED MAY REVOKE THIS PROXY BY GIVING WRITTEN NOTICE OF SUCH REVOCATION TO THE SECRETARY OF THE COMPANY ON A FORM PROVIDED AT THE MEETING.

                (Continued and to be signed on the reverse side)

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSAL 1, PROPOSAL 2,
                           PROPOSAL 3 AND PROPOSAL 4

                                                                                 FOR         AGAINST       ABSTAIN
1.   Approval of issuance of additional shares of common stock.
                                                                                 |_|           |_|           |_|

2.   Approval to split the outstanding common stock on a three-for-one           FOR         AGAINST       ABSTAIN
     basis.
                                                                                 |_|           |_|           |_|

3.   Approval to amend and restate the certificate of incorporation.             FOR         AGAINST       ABSTAIN

                                                                                 |_|           |_|           |_|

4.   Approval of adjournments of the Meeting. A vote for this proposal will      FOR         AGAINST       ABSTAIN
     permit the Meeting to be adjourned in order to allow the Company
     to solicit additional proxies for the approval of the issuance of           |_|           |_|           |_|
     additional shares.

                    PREFERRED STOCKHOLDERS MUST VOTE BELOW BY
                 SERIES AS TO CONVERSION OF THE PREFERRED STOCK

      To vote, in its discretion, upon any other matters that may properly come before the Meeting or any adjournment thereof. The board of directors is not aware of any other matters that will come before the Meeting.

      NAME (EXACTLY AS IT APPEARS ON YOUR STOCK CERTIFICATE):

      DATE:
             --------------------

      SIGNATURE(S)
                  --------------------------------

      SIGNATURE(S)
                  --------------------------------

      PLEASE DATE THIS PROXY AND SIGN YOUR NAME EXACTLY AS YOUR NAME APPEARS ABOVE. JOINT ACCOUNTS NEED ONLY ONE SIGNATURE, BUT ALL STOCKHOLDERS SHOULD SIGN IF POSSIBLE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR SIMILAR POSITION, PLEASE ADD YOUR FULL TITLE AS SUCH TO YOUR SIGNATURE. IF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY PRESIDENT OR AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                   PREFERRED STOCKHOLDERS MUST VOTE BY SERIES.

      If you are a holder of Preferred Stock, you must vote separately by series. If you hold more than one series of preferred stock, please cast a vote with respect to each series you hold.

1.  Approval of the conversion of the Series A                SERIES A FOR             SERIES A         ABSTAIN
    Preferred Stock at a ratio of five shares of                                       AGAINST
    preferred to seven shares of common stock.                    |_|                    |_|              |_|

2.  Approval of the conversion of the Series B                SERIES B FOR             SERIES B         ABSTAIN
    Preferred Stock at a ratio of five shares of                                       AGAINST
    preferred to six shares of common stock.                      |_|                    |_|              |_|

3.  Approval of the conversion of the Series B-1              SERIES B-1 FOR           SERIES B-1       ABSTAIN
    Preferred Stock at a ratio of five shares of                                       AGAINST
    preferred to six shares of common stock.                      |_|                    |_|              |_|

4.  Approval of the conversion of the Series C                SERIES C FOR             SERIES C         ABSTAIN
    Preferred Stock at a ratio of five shares of                                       AGAINST
    preferred stock to eight shares of common stock.              |_|                    |_|              |_|